Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as

        permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Wachovia Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

March 17, 2003

Dear Stockholder:

On behalf of the board of directors, we are pleased to invite you to the Annual Meeting of Stockholders in Charlotte, North Carolina, on Tuesday, April 22, 2003, at 9:30 a.m. The notice of meeting and proxy statement on the following pages contain information about the meeting.

In addition to the matters contained in this proxy statement, we will also review operating results for the past year and present other information concerning Wachovia. The meeting should be interesting and informative, and we hope you will be able to attend.

We are again pleased to offer record holders of common stock (those who hold stock certificates registered in their own names and not in the name of a bank, broker or other nominee) the option of voting through the telephone or Internet.

In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience or vote through the telephone or Internet. Voting procedures are described on the proxy card. Every stockholder’s vote is important.

Sincerely yours,

G. Kennedy Thompson

Chairman, President and Chief Executive Officer

Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0013

Wachovia Corporation

301 South College Street, Charlotte, North Carolina 28288-0013

NOTICE OF ANNUAL MEETING

TO BE HELD ON APRIL 22, 2003

March 17, 2003

The Annual Meeting of Stockholders will be held in the Charlotte-Mecklenburg Ballroom at the Hilton Charlotte & Towers, 222 East Third Street, Charlotte, North Carolina 28202, on Tuesday, April 22, 2003, at 9:30 a.m., to consider the following:

•	A Wachovia proposal to elect the six nominees named in the attached proxy statement as Class II directors, with terms expiring at the 2006 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

•	A Wachovia proposal to approve the Wachovia Corporation 2003 Stock Incentive Plan.

•	A Wachovia proposal to ratify the appointment of KPMG LLP as auditors for the year 2003.

•	Such other business as may properly come before the meeting or any adjournments.

Only holders of record of Wachovia common stock on February 19, 2003, are entitled to notice of and to vote at the meeting.

By order of the board of directors,

Mark C. Treanor

Secretary

Whether or not you plan to attend, please either return the enclosed proxy card or vote through the telephone or Internet voting procedures described on your proxy card, to ensure your shares are voted at the meeting. Your vote is important, whether you own a few shares or many.

PROXY STATEMENT

General Information

The enclosed proxy is solicited on behalf of the board of directors in connection with the Annual Meeting of Stockholders to be held in the Charlotte-Mecklenburg Ballroom at the Hilton Charlotte & Towers, 222 East Third Street, Charlotte, North Carolina 28202, on Tuesday, April 22, 2003, at 9:30 a.m., and at any adjournment, referred to as the “meeting”. The proxy may be used whether or not you attend the meeting. If you are a registered stockholder (that is, you hold stock certificates registered in your own name) you may also vote by telephone or through the Internet, by following the instructions described on your proxy card. If your shares are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements.

This proxy statement, the enclosed proxy card and Wachovia’s 2002 Annual Report to Stockholders are being first mailed to our stockholders on or about March 17, 2003.

The merger of Wachovia Corporation (“Legacy Wachovia”) and First Union Corporation (“Legacy First Union”) was effective September 1, 2001. Legacy First Union changed its name to “Wachovia Corporation” on the date of the merger. As the surviving corporate entity in the merger, information contained in this proxy statement, unless indicated otherwise, includes information about Legacy First Union only. Whenever we use the “Wachovia” name in this proxy statement, we mean the combined company and, before the merger, Legacy First Union, unless indicated otherwise.

Your vote is very important. For this reason, the board of directors is requesting that you permit your common stock to be represented at the meeting by the individuals named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

AB OUT THE MEETING

Who Can Vote

You may vote if you owned Wachovia common stock as of the close of business on February 19, 2003. Each share of Wachovia common stock is entitled to one vote. At the close of business on February 19, 2003, 1,345,437,724 shares of Wachovia common stock were outstanding and eligible to vote. The enclosed proxy card shows the number of shares that you are entitled to vote. If you own any shares in Wachovia’s Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy includes the number of shares you have in that plan on the record date for the meeting, as well as the number of shares directly registered in your name. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote or as may be required by applicable law.

How Do I Vote

You have four voting options:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone through the number shown on your proxy card;

•	By mail by completing, signing, dating and returning the enclosed proxy card; or

•	By attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the meeting.

If you hold your Wachovia shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote Wachovia shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification for entrance to the meeting.

Every vote is important! Please vote your shares promptly.

What Am I Voting On

There are three proposals that will be presented for your consideration at the meeting:

•	Electing six directors;

•	Approving the Wachovia Corporation 2003 Stock Incentive Plan; and

•	Ratifying the appointment of KPMG LLP as Wachovia’s auditors for 2003.

Each of these proposals has been submitted on behalf of Wachovia’s board of directors.

Can I Change My Vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by either giving our Corporate Secretary written notice of your revocation, submitting a new signed proxy card with a later date, voting on a later date by telephone or by the Internet (only your last telephone or Internet proxy is counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Quorum Needed To Hold The Meeting

In order to conduct the meeting, a majority of Wachovia shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the shares because the matter is not considered routine under NYSE rules.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, your shares will be voted as recommended by our board of directors. If you hold your shares in your name and do not return valid proxy instructions or vote in person at the meeting, your shares will not be voted. If you hold your Wachovia shares in the name of a bank, broker or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee generally has the authority to vote your shares on certain “routine” matters as described above. At the meeting, that would mean that the nominee can vote your shares on proposals 1 and 3 but could not vote those shares on proposal 2 if you do not timely provide instructions for voting your shares.

What Vote Is Needed

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is six. Shares not voted, whether by marking “ABSTAIN” on your proxy card or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

A majority of votes cast at the meeting is required to approve proposals 2 and 3. Abstentions and broker “non-votes” will not be counted as votes cast for either proposal.

Our Voting Recommendations

Our board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;

•	“FOR” approving our 2003 Stock Incentive Plan; and

•	“FOR” ratifying KPMG LLP as our auditors.

Proxies that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our board of directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the first quarter of fiscal year 2003.

Cost of This Proxy Solicitation

Wachovia will pay the costs of the solicitation. We have hired Georgeson Shareholder Communications, Inc. as proxy solicitors to assist in the proxy solicitation and tabulation. Their base fee is $20,000, plus expenses and an additional fee per proxy tabulated. We may also, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to Wachovia soliciting proxies by mail, over the Internet and by the telephone, our board members, officers and employees may solicit proxies on our behalf, without additional compensation.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206, or by telephoning us at (704) 374-6782.

Electronic Delivery of Proxy Materials

You can also access Wachovia’s proxy statement and 2002 Annual Report on Form 10-K, which includes our annual report to stockholders, via the Internet at www.wachovia.com and clicking on our Investor Relations link. For next year’s stockholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at http://proxy.georgeson.com, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s stockholders’ meeting you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for next year’s stockholders’ meeting unless you revoke it prior to the meeting by sending a written request to: Investor Relations, Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0206.

A copy of our 2002 Annual Report on Form 10-K will be provided without charge (except for exhibits) upon written request to Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

PROPOSAL 1.    ELECTION OF DIRECTORS

General Information and Nominees

Wachovia’s board of directors is divided into three classes. At each annual meeting of stockholders, you elect the members of one of the three classes to three-year terms. Our directors determine the number of directors but it cannot be fewer than nine or more than 30. The number of directors is currently fixed at 18, with six directors in Class I, six directors in Class II, and six directors in Class III. L.M. Baker, Jr., a Class I director, retired from the board in February 2003 and F. Duane Ackerman, a Class II director, will retire as a director following the meeting. As a result of these retirements, and the retirement of a director in 2002, the board will have three vacancies following the meeting. The board may fill one or more of the vacancies and/or may reduce the size of the board in the future.

The terms of the directors serving in Class II will expire at the meeting and the terms of the directors serving in Classes I and III will expire at the 2005 and 2004 annual meetings of stockholders, respectively.

John T. Casteen, III, William H. Goodwin, Jr., Robert A. Ingram, Mackey J. McDonald, Lloyd U. Noland, III and Ruth G. Shaw are being nominated to serve as directors in Class II with terms expiring at the 2006 annual meeting of stockholders.

Directors who reach retirement age (70) during their term in office are to retire from the board at the annual meeting of stockholders next following their 70th birthday, subject to the board authorizing the retirement to be deferred when deemed appropriate.

Directors are elected by a plurality of votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the board and the election of any substitute nominee. In addition, the board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of the six nominees named below as directors of Wachovia as Class II directors with terms expiring at the 2006 annual meeting of stockholders.

As part of the merger of Legacy Wachovia and Legacy First Union, Wachovia’s articles of incorporation were amended to provide that Wachovia’s board will be composed of an equal number of Legacy Wachovia board members and Legacy First Union board members until the annual meeting of stockholders in 2004. As a result, upon completion of the merger (and prior to the retirements described above), our board of directors was composed of nine Legacy Wachovia directors and nine Legacy First Union directors. Following the merger, Mr. Leslie M. Baker, Jr. became Chairman of Wachovia and served as Chairman until his retirement in February 2003. Following the merger, Mr. G. Kennedy Thompson became Chief Executive Officer and President of Wachovia and succeeded Mr. Baker as Chairman following Mr. Baker’s retirement in February 2003.

Wachovia’s articles of incorporation were amended to include provisions intended to maintain the balance between Legacy First Union- and Legacy Wachovia-nominated directors. These provisions create a nomination procedure for director nominees who are to be nominated by the board of directors or who are to fill a vacancy to be filled by the board of directors. In effect, if our board of directors decides to increase or decrease the number of directors on the board, or the board of directors is nominating persons for directorships that are up for election, the persons nominated must be first chosen by a nominating committee. For a position to be occupied by a person replacing a former Legacy First Union director, a committee of two former Legacy First Union directors will choose a person to qualify for nomination by the board. For a position to be occupied by a person replacing a former Legacy Wachovia director, a committee of two former Legacy Wachovia directors will choose a person to qualify for nomination by the board. In accordance with the articles of incorporation, once nominated, a nominee to fill a vacancy or newly created directorship must be elected by a majority of the existing or remaining board, and a nominee to be elected at an annual or special meeting of stockholders or by written consent of stockholders must be elected by a plurality of the stockholders voting at a meeting.

In addition, our articles of incorporation include provisions where votes of the board of directors will require a “special majority” in the situations described below. A special majority of the board of directors will be equal to at least 75% of the board, plus a majority of both the former Legacy First Union directors and the former Legacy Wachovia directors then serving on the board. A special majority vote of the board will be needed for:

•	nominating a director to fill a directorship in a manner other than as set forth above;

•	filling the positions of Chairman or Chief Executive Officer and President;

•	removing Mr. Thompson from the Chairman, Chief Executive Officer or President positions;

•	making any modification to Mr. Thompson’s or Mr. Baker’s employment agreements; or

•	making any recommendation to stockholders to modify the nomination procedures and the special majority procedures of the articles of incorporation.

These provisions will lapse immediately following the 2004 annual meeting of stockholders.

All of the nominees are currently directors. Listed below are the names of the six nominees to serve as Class II directors and the nine incumbent directors who will be continuing in office following the meeting, together with: their ages; their principal occupations during the past five years; any other directorships they serve with publicly-held companies; and the year during which they were first elected a director of Wachovia (including service as a director of Legacy Wachovia or Legacy First Union).

NOMINEES FOR ELECTION TO CLASS II — TERMS EXPIRING IN 2006

JOHN T. CASTEEN, III (59). President of the University of Virginia, Charlottesville, Virginia. A director since 1997.

WILLIAM H. GOODWIN, JR. (62). Chairman, CCA Industries, Inc., Richmond, Virginia, a diversified holding company. A director since 1993.

ROBERT A. INGRAM (60). Vice Chairman, Pharmaceutical Operations, of GlaxoSmithKline plc, Research Triangle Park, North Carolina, a pharmaceutical (ethical) research and development company, since January 2003. Also, Chairman of the Board, OSI Pharmaceuticals, Inc., Melville, New York, a biotechnology company, since January 2003. Formerly, Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc, from December 2000 to January 2003, Chief Executive Officer of Glaxo Wellcome plc from 1997 to December 2000 and Executive Director from September 1996 to October 1997, and Chief Executive Officer of Glaxo Wellcome Inc. from 1994 to January 1999, Chairman from October 1997 to January 2001, and President from 1994 to January 1999. Director, Edwards Lifesciences Corporation, Lowe’s Companies, Inc., Misys plc, Molson, Inc., Nortel Networks Corporation and OSI Pharmaceuticals, Inc. A director since 1997.

MACKEY J. MCDONALD (56). Chairman (since October 1998), President and Chief Executive Officer, VF Corporation, Greensboro, North Carolina, an apparel manufacturer. Director, Hershey Foods Corporation, Tyco International LTD. and VF Corporation. A director since 1997.

LLOYD U. NOLAND, III (59). Chairman, President and Chief Executive Officer of Noland Company, Newport News, Virginia, a wholesale distributor of plumbing, heating, air conditioning and industrial/electrical products. Director, Basic, Inc., Janus Corp. and Noland Company. A director since 1997.

RUTH G. SHAW (55). President, Duke Power, a business unit of Duke Energy Corporation, an energy company, Charlotte, North Carolina, since March 2003. Previously, Executive Vice President and Chief Administrative Officer, Duke Energy Corporation, from June 1997 to March 2003. Director, MedCath Corporation. A director since 1990.

INCUMBENT CLASS I DIRECTORS — TERMS EXPIRING IN 2005

JOHN D. BAKER, II (54). President and Chief Executive Officer, Florida Rock Industries, Inc., Jacksonville, Florida, a heavy building materials company. Director, Florida Rock Industries, Inc., Hughes Supply, Inc. and Patriot Transportation Holding, Inc. A director since 2001.

ROBERT J. BROWN (68). Chairman and Chief Executive Officer, B&C Associates, Inc., High Point, North Carolina, a public relations and management consulting firm. Director, AutoNation, Inc., Duke Energy Corporation and Sonoco Products Company. A director since 1993.

PETER C. BROWNING (61). Chairman of Nucor Corporation, Charlotte, North Carolina, a steel products manufacturing company, since September 2000, and Dean, McColl Graduate School of Business, Queens University of Charlotte, Charlotte, North Carolina, since March 2002. Formerly, President and Chief Executive Officer of Sonoco Products Company from April 1998 until July 2000 and President and Chief Operating Officer from 1996 to 1998. Director, Acuity Brands Inc., EnPro Industries, Inc., Lowe’s Companies, Inc., Nucor Corporation, Sykes Enterprises, Incorporated and The Phoenix Companies, Inc. A director since 1997.

G. KENNEDY THOMPSON (52). Chairman (since February 2003), President (since December 1999) and Chief Executive Officer (since April 2000), Wachovia Corporation. Formerly, Chairman, March 2001 to September 2001, Vice Chairman, October 1998 to December 1999, and Executive Vice President, November 1996 to October 1998, of Wachovia. Director, Florida Rock Industries, Inc. and Wachovia Preferred Funding Corp. A director since 1999.

JOHN C. WHITAKER, JR. (65). Chairman of the Board and Chief Executive Officer, Inmar Enterprises, Inc., Winston-Salem, North Carolina, an information services company. A director since 1996.

INCUMBENT CLASS III DIRECTORS—TERMS EXPIRING IN 2004

JAMES S. BALLOUN (64). Chairman, President and Chief Executive Officer, Acuity Brands Inc., Atlanta, Georgia, a manufacturer and distributor of lighting fixtures and chemical cleaning products and formerly part of National Service Industries, Inc., since November 2001. Formerly, Chairman, President and Chief Executive Officer, National Service Industries, Inc., from 1996 to November 2001. Director, Acuity Brands Inc., Georgia-Pacific Corporation and Radiant Systems, Inc. A director since 1997.

JOSEPH NEUBAUER (61). Chairman and Chief Executive Officer, ARAMARK Corporation, Philadelphia, Pennsylvania, a service management company. Director, ARAMARK Corporation, CIGNA Corporation, Federated Department Stores, Inc. and Verizon Communications, Inc. A director since 1996.

LANTY L. SMITH (60). Chairman, Soles Brower Smith & Co., Greensboro, North Carolina, an investment and merchant banking firm, since December 1998. Also, Chairman, Precision Fabrics Group, Inc., Greensboro, North Carolina, a manufacturer of high technology specification textile products, since November 1997. A director since 1987.

DONA DAVIS YOUNG (49). President and Chief Executive Officer of The Phoenix Companies, Inc., Hartford, Connecticut, a provider of wealth management products and services, and its subsidiary Phoenix Life Insurance Company, since January 2003. Will become Chairman of the Board of both companies effective April 1, 2003. Formerly, President (from November 2000) and Chief Operating Officer (from February 2001 to January 2003) of The Phoenix Companies, Inc., President (since February 2000) and Chief Operating Officer (since February 2001) of Phoenix Life Insurance Company, and Executive Vice President—Individual Insurance and General Counsel prior to February 2000. Director, Foot Locker, Inc., Sonoco Products Company and The Phoenix Companies, Inc. A director since 2000.

Attendance and Committees of the Board

Attendance.    The board held six meetings in 2002. In 2002, all of the directors attended at least 75% of the meetings of the board and the relevant committees, except for Robert A. Ingram, who was not able to do so due to illness, business or other conflicts.

Executive Committee.    The Executive Committee held no meetings in 2002. The Committee is authorized, between meetings of the board, to perform all duties and exercise all authority of the board, except for those duties and authorities delegated to other committees of the board or that are exclusively reserved to the board by our bylaws or by statute. In addition, the Chairman of the Executive Committee serves as the lead independent director of the board. The responsibilities of the lead independent director include, among other things, assisting the Chairman of the board with certain board-related matters, and acting, as necessary, as the principal liaison between the independent directors and the Chairman of the board. The following directors are the current members of the Committee: Smith (Chairman), Browning, Ingram, Goodwin, Neubauer, Thompson and Whitaker.

Credit & Finance Committee.    The Credit & Finance Committee held six meetings in 2002. The primary responsibilities of the Credit & Finance Committee are to assist the board in overseeing, and receiving information regarding, Wachovia’s policies, procedures and practices relating to asset and liability management, and credit, market and operational risk. The following directors are the current members of the Committee: McDonald (Chairman), Baker, Noland and Young.

Merger Integration & Technology Committee.    The Merger Integration & Technology Committee held six meetings in 2002. The primary responsibilities of the Committee are to assist the board in overseeing, and receiving information regarding, Wachovia’s policies, procedures and practices relating to technology and the merger integration process, risks, status and planning. The following directors are the current members of the Committee: Neubauer (Chairman), Balloun and Whitaker.

Management Resources & Compensation Committee.    The Management Resources & Compensation Committee (the “Compensation Committee”) held six meetings in 2002. The Compensation Committee is authorized, among other things, to review and make recommendations to the board regarding employee compensation, to administer various employee benefit plans, to act as the executive compensation committee, to monitor conditions of employment and our personnel policies and to study the compensation of directors and recommend changes when appropriate. The following directors are the current members of the Compensation Committee: Browning (Chairman), Brown, Ingram and Shaw.

Corporate Governance & Nominating Committee.    The Corporate Governance & Nominating Committee held six meetings in 2002. The Committee assists the board in establishing and maintaining effective corporate governance practices and procedures and, in connection therewith, is authorized, among other things, to recommend the number of directors to be elected to the board, to recommend any changes in board membership, to recommend director prospects, to recommend board committee assignments and to assess the board’s overall corporate governance practices and performance. The following directors are the current members of the Committee: Whitaker (Chairman), Browning, Goodwin, Ingram, Neubauer and Smith. Our bylaws include provisions setting forth specific conditions under which persons may be nominated by stockholders as directors at an annual meeting of stockholders. The provisions include the condition that stockholders comply with the same time-frame requirements described under “Other Stockholder Matters” for stockholder proposals not included in our proxy statement. A copy of such provisions is available upon request to: Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary.

Audit & Compliance Committee.    The Audit & Compliance Committee held eight meetings in 2002. The Committee’s principal responsibilities are to assist the board in overseeing Wachovia’s financial reporting process. The following directors are the current members of the Committee: Casteen (Chairman), Ackerman

(a retiring director), Goodwin and Smith. The board, in its business judgment, has determined that all of the members of the Committee are “independent”, in accordance with the applicable sections of the NYSE’s existing and proposed listing standards and SEC regulations.

During 2002, the Committee reviewed and considered the effect of the proposed NYSE listing standards regarding corporate governance, referred to herein as the “Proposed NYSE Rules”, and the Sarbanes-Oxley Act of 2002 on the role and responsibilities of the Committee and its charter. In connection with such review, the Committee and the board amended the Committee’s written charter, which is attached to this proxy statement as Appendix A. The revised charter, among other things, provides that the Committee is responsible for the appointment, evaluation and, if appropriate, removal of the independent auditors and for pre-approving all audit and permitted non-audit services, including the fees for such services. The Committee will continue to assess the adequacy of its charter in light of regulatory initiatives.

Audit & Compliance Committee Report

As detailed in its charter, the role of the Audit & Compliance Committee is to assist the board in fulfilling its oversight responsibilities regarding the following:

•	the integrity of Wachovia’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of Wachovia’s independent auditors;

•	the performance of Wachovia’s internal auditors and the independent auditors; and

•	Wachovia’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of Wachovia’s financial statements and its overall financial reporting process and, with the assistance of Wachovia’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of Wachovia’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of Wachovia. Accordingly, as described above, the Committee provides oversight of management’s and the independent auditors’ responsibilities.

In the performance of its oversight function, the Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Wachovia is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditors’ independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the board that the audited financial statements be included in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC.

John T. Casteen, III, Chairman

F. Duane Ackerman

William H. Goodwin, Jr.

Lanty L. Smith

Corporate Governance and Director Independence

Corporate Governance Policies and Practices

Wachovia has developed, and operated under, corporate governance policies and practices that are designed to maximize long-term stockholder value, align the interests of the board and management with those of Wachovia’s stockholders, and promote the highest ethical conduct among Wachovia’s directors and employees. The board has focused on continuing to build upon Wachovia’s strong corporate governance practices, and over the years Wachovia has adopted various corporate governance enhancements. For example, during the past few years the board has:

•	designated a lead independent director, Mr. Smith, chairman of the board’s Executive Committee, to act as a liaison between the independent directors and the chairman of the board (See “Attendance and Committees of the Board—Executive Committee”);

•	reduced the size of the board from 27 members in 1999 to 18 members in 2003, with 15 directors in service following the meeting;

•	expanded the responsibilities of its nominating committee to include corporate governance matters and in 2001 reconstituted the committee as the Corporate Governance & Nominating Committee;

•	increased reliance on stock-based compensation for senior management and the board; and

•	adopted stock ownership guidelines for executive officers and the board (See “Security Ownership of Management”), including being among the first companies to require a post-exercise holding period for shares acquired through option exercise.

Wachovia also was among the first companies in 2002 to announce that it would expense employee stock options. The board’s governance policies and practices also include the following:

•	conducting executive sessions of the non-management directors, which are scheduled to occur at least three times during 2003;

•	retirement policies for board members upon reaching age 70, changing their current job responsibilities or failing to attend at least 75% of board and committee meetings for a period of two consecutive years;

•	management succession planning;

•	an annual survey and self-evaluation process by the board designed to assess whether the board and its committees are functioning effectively; and

•	board authority to retain and approve the fees and retention of outside legal, financial and other advisors for the board and its committees.

In conjunction with various new statutory and regulatory initiatives, including the Sarbanes-Oxley Act of 2002 and the Proposed NYSE Rules, the board, with the assistance of the Corporate Governance & Nominating Committee, has engaged in a continuing review of all of Wachovia’s existing corporate governance policies and practices. This review includes benchmarking Wachovia’s policies and practices to those believed to be the best corporate governance practices. The board will continue to assess and monitor Wachovia’s corporate governance polices and practices, and we would expect the board to adopt further refinements or changes that the board believes are in the best interests of Wachovia and its stockholders and that are consistent with applicable legal and/or regulatory requirements.

Code of Conduct and Ethics

Wachovia has had a written code of conduct for many years. Wachovia’s existing code of conduct applies to all of Wachovia’s employees and is designed to promote ethical and legal conduct. In connection with the statutory and regulatory initiatives described above, the board recently reviewed Wachovia’s code of conduct and approved a revised version. Wachovia’s revised code of conduct and ethics, which will apply to Wachovia’s directors and employees, including our chief executive officer, chief financial officer and principal accounting officer, also includes guidelines addressing the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. The revised code of conduct and ethics, which will be formally introduced to Wachovia’s employees in the near future, will be available on Wachovia’s website at www.wachovia.com.

Director Independence

As part of Wachovia’s annual review of information relating to its directors, in February 2003 the board conducted an evaluation of all of the relevant facts and circumstances regarding any direct or indirect relationships or transactions between Wachovia and each of its directors, including those lending and customer relationships described under “Other Matters Relating to Executive Officers and Directors”. The purpose of the review was to determine whether any director, either individually or by business relationship, has a material relationship with Wachovia that would preclude the director from being considered “independent” as currently provided in the Proposed NYSE Rules.

In connection with this review, the board evaluated banking, commercial, consulting, charitable, familial or other relationships with each of its directors and entities where they are an executive officer, partner, member and/or significant stockholder, including those described below. For purposes of determining the materiality of any lending relationships with our directors and such related entities, the board considered, among other things, whether such relationships were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as, and following credit underwriting procedures that were not less stringent than, those for comparable transactions with other customers, and do not involve more than normal collection risk or present other unfavorable features. The board also considered whether other banking and financial services provided to directors and/or their related entities, including banking, brokerage, investment banking and trust services, were entered into in the ordinary course of business and on substantially the same terms as comparable transactions with other customers of Wachovia. Based on the foregoing evaluation, the board concluded that these lending and customer relationships did not represent a material relationship that impairs independence for any of our directors.

In addition, the board reviewed other commercial transactions and relationships with our directors and their related entities, including relationships involving Messrs. Neubauer and Whitaker, both directors. Mr. Neubauer is chairman, chief executive officer and the beneficial owner of approximately 24% of the voting securities of ARAMARK Corporation, a public company. ARAMARK provides food and vending services to Wachovia and in 2002 received an immaterial amount of payments from Wachovia and its employees for such services (e.g., less than 1% of ARAMARK’s and Wachovia’s respective total revenues in fiscal 2002). The board concluded that this is not a material relationship. The board also considered that during 2002, the 57-year-old brother of Mr. Whitaker was employed by Wachovia Bank, National Association, as an investment advisor. The board determined that this is not a material relationship, and in reaching this conclusion the board considered, among other things, that Mr. Whitaker’s brother is not an executive officer of Wachovia, that his brother’s compensation and benefits were consistent with those provided to other employees with similar qualifications and responsibilities, and that Mr. Whitaker has no direct or indirect financial interest in any compensation or benefits received by his brother. As part of the board’s evaluation, the board also noted that none of the directors received any consulting, advisory or other compensatory fees from Wachovia (other than for services as a director) or is a partner, member or principal of an entity that provided accounting, consulting, legal, investment banking, financial or other advisory services to Wachovia.

Based on this independence review and evaluation, and on other facts and circumstances the board deemed relevant, the board, in its business judgment, affirmatively determined that all of Wachovia’s directors and nominees are independent, with the exception of G. Kennedy Thompson and John D. Baker. Mr. Thompson is an employee of Wachovia. Mr. J. Baker is an executive of Florida Rock Industries, Inc. and Mr. Thompson has in the past served as a member of Florida Rock’s compensation committee, including during most of 2002.

See “Compensation Committee Interlocks and Insider Participation.” Although Mr. Thompson is no longer serving on Florida Rock’s compensation committee, the board concluded that Mr. Baker does not satisfy the independence requirements of the Proposed NYSE Rules because of the prior compensation committee interlock relationship with Mr. Thompson.

Security Ownership of Management

Our board has adopted a common stock ownership policy for members of the board and our executive officers. This policy requires our executive officers to own shares of common stock having a value equal to five times base salary in the case of our CEO and Chairman, and four times base salary for all other executive officers. In addition, all of these executives are required to retain ownership of at least 75% of any common stock acquired by them through our stock compensation plans, after taxes and transaction costs. Each of our directors must own common stock having a value equal to at least five times the annual cash retainer, which is currently $50,000. These ownership levels will be calculated annually and executive officers and directors have three years to meet the minimum level. Our board believes this stock ownership policy substantially enhances stockholder value by materially aligning management’s interest with those of stockholders.

The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of February 19, 2003, by each nominee for director, each incumbent director, the executive officers named in the summary compensation table, and all directors and executive officers as a group. In addition, the table shows the number of Wachovia Dividend Equalization Preferred shares (“DEPs”) beneficially owned as of February 19, 2003, for each such person and group. The DEPs do not have voting rights at the meeting. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), by all directors, nominees and executive officers as a group totals less than 1% of the outstanding common stock as of February 19, 2003.

Name of Individual	Common Stock (2)	DEPs
F. Duane Ackerman (5)	13,756	—
John D. Baker, II (1)(4)	34,250	—
Leslie M. Baker, Jr. (1)(3)(5)	2,501,139	—
James S. Balloun	19,665	—
Robert J. Brown	12,238	—
Peter C. Browning	14,311	—
John T. Casteen, III	13,259	—
William H. Goodwin, Jr.	1,087,895	—
Robert A. Ingram	19,953	—
Benjamin P. Jenkins, III (1)(3)	771,953	—
Robert P. Kelly (3)	273,844	—
Mackey J. McDonald	24,356	—
Donald A. McMullen, Jr. (3)	656,227	—
Joseph Neubauer	30,833	—
Lloyd U. Noland, III	198,165	—
Ruth G. Shaw	23,284	—
Lanty L. Smith	84,138	—
G. Kennedy Thompson (1)(3)	1,637,161	—
John C. Whitaker, Jr.	31,657	—
Dona Davis Young (1)	10,345	2,000
All directors and executive officers as a group (30 persons)	11,673,533	3,946

(1)	The foregoing directors, nominees and named executive officers have sole voting and investment power over the shares of common stock beneficially owned by them on February 19, 2003, except for the following shares over which the directors share voting and/or investment power: Mr. J. Baker: 11,630 shares; Mr. L. Baker: 31,776 shares; Mr. Jenkins: 18,200 shares; Mr. Thompson: 36,507 shares; and Ms. Young: 2,901 shares.

(2)	The amounts reported include the number of units of common stock equivalents held by directors, as of February 19, 2003, under deferred compensation arrangements as follows: Mr. Ackerman: 5,810 units; Mr. J. Baker: 4,440 units; Mr. Balloun: 14,165 units; Mr. Brown: 10,253 units; Mr. Browning: 10,408 units; Mr. Casteen: 7,669 units; Mr. Goodwin: 31,895 units; Mr. Ingram: 15,553 units; Mr. McDonald: 20,356 units; Mr. Neubauer: 19,169 units; Mr. Noland: 18,165 units; Dr. Shaw: 21,584 units; Mr. Smith: 64,638 units; Mr. Whitaker: 19,452 units; Ms. Young: 7,444 units; and all directors as a group: 271,001 units. These units will be paid in cash, based on the fair market value of the common stock at the time of payment, which would generally occur following retirement as a director. There are no voting rights with respect to these units. See “Director Compensation”.
(3)	Included in the shares set forth above are the following shares held under certain of Wachovia’s employee benefit plans, including options exercisable on February 19, 2003, or within 60 days thereafter, by each of the following named executive officers and by all of the directors and all of our executive officers as a group: Mr. Thompson: 1,280,509 shares; Mr. L. Baker: 1,782,412 shares; Mr. Jenkins: 643,571 shares; Mr. McMullen: 565,673 shares; Mr. Kelly: 224,438 shares; and members of the group (including the foregoing): 8,238,722 shares. Non-employee directors are not eligible to participate in any of Wachovia’s stock option or other employee benefit plans. Non-employee directors of Legacy Wachovia received restricted stock awards under the Legacy Wachovia Stock Plan, which shares are reflected in the table.
(4)	The following directors disclaim beneficial ownership of certain shares of common stock held by certain of their related interests, as a result of which these shares are not included in the number of shares indicated above: Mr. J. Baker: 7,990 shares.
(5)	Mr. L. Baker retired as Chairman and as a director in February 2003. Mr. Ackerman will retire as a director following the meeting.

Security Ownership of Certain Beneficial Owners

We are not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of common stock on the record date.

According to Form 13F filings with the SEC, the following were the five largest beneficial owners of our common stock as of December 31, 2002, together with the approximate percentage ownership as of such date:

Barclays Bank, plc	3.9%
FMR Corp.	3.7
AXA Financial, Inc.	2.8
State Street Corporation	2.6
Citigroup Inc.	2.2

Executive Compensation

The following information relates to compensation paid or payable to the current Chief Executive Officer (“CEO”), and the four other most highly compensated executive officers who were serving as such at December 31, 2002 (the current CEO and those four other executive officers, the “Named Officers”).

Summary Compensation Table

The following table sets forth for the Named Officers: (i) their name and principal positions on December 31, 2002 (column (a)); (ii) years covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including (A) base salary (column (c)), (B) bonus (column (d)), and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation (columns (f) and (g)), including (A) the dollar value of any award of restricted stock (calculated by multiplying the closing sale price of the common stock on the date of grant by the number of shares awarded) (column (f)), and (B) the sum of the number of stock options granted (column (g)); and (v) all other compensation for the covered year that we believe could not be properly reported in any other column of the table (column (h)).

SUMMARY COMPENSATION TABLE

			Annual Compensation			Long-Term Compensation Awards
Name and Position	Year		Salary ($) (1)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Restricted Stock Awards ($)(3)	Securities Underlying Options/SARs (#)	All Other Compensation ($) (4)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
G. Kennedy Thompson	2002		1,000,000	3,750,000	111,603	2,832,662	678,120	191,264
President and CEO	2001		1,000,000	2,600,000	74,050	—	1,098,800	126,533
	2000		940,000	—	30,834	697,531	477,900	4,255,158

Leslie M. Baker, Jr.	2002		1,000,000	3,750,000	165,053	2,832,662	678,120	431,023
Chairman (5)	2001		998,667	1,500,000	—	7,021,200	380,000	424,956

Benjamin P. Jenkins, III	2002		625,000	2,000,000	73,644	991,430	237,342	149,835
Senior Executive Vice	2001		541,667	1,250,000	69,306	—	384,300	178,730
President and President— General Bank	2000		525,000	600,000	523,632	473,438	334,500	298,095

Donald A. McMullen, Jr.	2002		550,000	2,585,000	64,835	708,175	169,530	77,134
Senior Executive Vice	2001		508,333	2,200,000	59,711	—	305,000	76,725
President and President— Capital Management	2000		500,000	2,063,000	23,531	552,344	272,500	106,628

Robert P. Kelly	2002		500,000	1,175,000	51,208	708,175	169,530	33,220
Senior Executive Vice	2001		437,500	875,000	141,611	—	266,300	23,157
President and Chief Financial Officer	2000	(6)	57,955	—	—	—	100,000	—

(1)	Amounts include dollars deferred by the Named Officers under our deferred compensation plans. At the election of the participants in such plans, account balances are paid in a lump sum or in ten annual installments upon termination of employment due to death, disability or retirement, except in the event of a “change in control” of Wachovia where the successor or acquiring corporation does not elect to continue such plans, in which case such balances are to be paid in a lump sum. A nonqualified retirement trust has been established to fund certain nonqualified benefit plans, including our deferred compensation plans. Prior to a “change in control” of Wachovia, benefits are paid from the trust only upon our direction. Upon the occurrence of a “change in control”, we are required to contribute an amount to the trust sufficient to pay the benefits required to be paid under such plans as of the date on which the “change in control” occurs.
(2)	Represents reimbursement for (i) payment of taxes, and (ii) personal benefits, if the personal benefits exceed the lesser of $50,000 or 10% of the total of the amounts in columns (c) and (d). Personal benefits for a Named Officer which exceeded 25% of the Named Officer’s total personal benefits in 2002 were as follows:

	Thompson	Baker	Jenkins	McMullen	Kelly
Expense allowance	$66,000	54,000	42,000	42,000	42,000
Amounts reimbursed for relocation	—	58,027	—	—	—
Amounts reimbursed for payment of taxes	7,883	28,759	3,335	3,986	—

(3)	The aggregate number of shares or units of restricted stock held as of December 31, 2002, and the value thereof as of such date, were as follows: Thompson: 96,064 shares ($3,500,572); Baker: 324,583 units and shares ($11,827,805); Jenkins: 46,225 shares ($1,684,439); McMullen: 38,887 shares ($1,417,042); and Kelly: 18,646 shares ($679,460). Upon vesting, units of restricted stock convert to an equal number of shares of common stock. No dividends are paid on restricted stock units during the restriction period. See also “Employment Contracts”.

Shares of restricted stock granted in 2002 vest on the sixth anniversary of the grant date. However, vesting will accelerate to the third anniversary of the grant date if certain earnings per share performance objectives are achieved. In the event of termination due to death, disability, retirement (as defined in the applicable stock plan), or a “change in control” of Wachovia, any remaining vesting restrictions will lapse. Dividends are paid on shares of restricted stock at the same time dividends on the other outstanding shares of common stock are paid. Upon Mr. Baker’s retirement in February 2003, all of his restricted stock awards and restricted stock units became vested, except for the restricted stock awards granted in 2002, which will continue to vest under the terms described above.

(4)	Amounts shown for 2002 consist of the following:

	Thompson	Baker	Jenkins	McMullen	Kelly
Savings plan matching contributions	$58,500	58,500	36,000	31,625	28,500
Value of life insurance premiums*	123,245	365,309	58,126	45,056	4,668
Value of disability insurance	1,136	7,134	3,298	—	—
Above market interest on deferred compensation	8,383	—	52,252	453	52
Personal accident insurance	—	79	158	—	—

*	The value of life insurance premiums includes the value of premiums under existing split-dollar life insurance agreements. We may terminate certain of such agreements and receive our interest in the related life insurance policies under certain conditions, provided we may not terminate such agreements if certain of such conditions occur after a “change in control” of Wachovia.

(5)	Mr. Baker retired as Chairman and a director in February 2003 and Mr. Thompson succeeded Mr. Baker as Chairman at that time.
(6)	Mr. Kelly was hired by Legacy First Union as Executive Vice President and Chief Financial Officer in November 2000.

Option/SAR Grants Table

The following table sets forth with respect to grants of stock options made during 2002 to each of the Named Officers: (i) the name of such officer (column (a)); (ii) the number of options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2002 (column (c)); (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column e)); and (vi) the Black-Scholes value of the options at grant date (column (f)).

OPTION/SAR GRANTS IN 2002

Name	Number of Securities Underlying Options/SARS Granted (#)(1)	Individual Grants % of Total Options/SARs Granted to Employees in 2002	Exercise or Base Price ($/Sh)	Expiration Date	Black-Scholes Grant Date Value (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Thompson	678,120	2.80%	$37.98	04/16/12	$8,435,813
Baker (3)	678,120	2.80	37.98	04/16/12	8,435,813
Jenkins	237,342	0.98	37.98	04/16/12	2,952,534
McMullen	169,530	0.70	37.98	04/16/12	2,108,953
Kelly	169,530	0.70	37.98	04/16/12	2,108,953

(1)

These options are nonqualified stock options. The options are exercisable over a three-year period in 33 1/3% annual increments, at an option exercise price equal to the market price of the common stock on the date of grant. These options were granted from our 1998 Stock Incentive Plan.

(2)	The values shown for the options referred to in footnote (1) reflect standard application of the Black-Scholes pricing model using (i) an expected volatility (29.00%), (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (5.185%), and (iv) dividends at the annualized rate in place on the date of grant ($0.96). The values do not take into account risk factors such as non-transferability and limits on exercisability. The Black-Scholes options possibilities of future stock returns (dividends plus share price appreciation) resemble a normal “bell-shaped” curve. In assessing the values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, the ultimate value of the option is dependent on the market value of the common stock at a future date, which will depend to a large degree on the efforts of the Named Officers to bring future success to Wachovia for the benefit of all stockholders.
(3)	In connection with his retirement in February 2003, all of the outstanding options granted to Mr. Baker in 2002 vested and are exercisable in accordance with their terms.

Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table

The following table sets forth with respect to each exercise of stock options (or tandem stock appreciation rights (“SARs”)) and freestanding SARs during 2002 by each of the Named Officers and the year-end value of unexercised options and SARs on an aggregated basis: (i) the name of such officer (column (a)); (ii) the number of shares received upon exercise, or if no shares were received, the number of securities with respect to which the options or SARs were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options and SARs held at December 31, 2002, separately identifying the exercisable and unexercisable options and SARs (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options and SARs held at December 31, 2002, separately identifying the exercisable and unexercisable options and SARs (column (e)).

AGGREGATED OPTION/SAR EXERCISES IN 2002 AND

DECEMBER 31, 2002 OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)(3)	Number of Securities Underlying Unexercised Options/SARs at 12/31/02 (#)(1)	Value of Unexercised In-the-Money Options/SARs at 12/31/02 ($)(2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
(a)	(b)	(c)	(d)	(e)
Thompson	0	$0	870,288/1,537,226	$4,965,058/3,817,238
Baker	0	0	1,258,744/1,291,454	9,006,784/1,629,069
Jenkins	11,520	158,861	488,276/643,948	3,004,120/1,732,999
McMullen	0	0	458,473/463,503	2,246,602/1,179,901
Kelly	0	0	116,667/419,163	856,336/1,057,940

(1)	Upon a “change in control” of Wachovia, all outstanding options will become exercisable. In connection with his retirement in February 2003, all of Mr. Baker’s outstanding options became exercisable in accordance with their terms.
(2)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on December 31, 2002, rounded to the nearest dollar. Options which have an exercise price above the market value on that date have an attributed value of zero.
(3)	Values represent the difference between the option exercise price and the market value of Wachovia common stock on the date of exercise, rounded to the nearest dollar.

Pension Plan and Other Retirement Arrangements Table

The following table sets forth the estimated annual benefits payable upon retirement under Wachovia’s tax qualified pension plan in the specified compensation and years of service classifications indicated below.

PENSION PLAN TABLE

Average annual Compensation	Estimated annual pension plan retirement benefit, assuming a married participant, a straight life annuity and the years of service indicated (1)
	15 years	20 years	25 years	30 years	35 years
$ 200,000	$37,328	$49,771	$62,214	$74,657	$87,100
400,000	37,328	49,771	62,214	74,657	87,100
600,000	37,328	49,771	62,214	74,657	87,100
800,000	37,328	49,771	62,214	74,657	87,100
1,000,000	37,328	49,771	62,214	74,657	87,100
1,200,000	37,328	49,771	62,214	74,657	87,100

(1)	For the year ending December 31, 2002, the annual retirement benefit payable under our pension plan is limited by federal law to $160,000 and the maximum covered compensation is limited to $200,000. The benefit amounts listed above exclude any amount payable under Social Security.

The compensation covered by our pension plan includes basic compensation. The portions of compensation that are considered covered compensation under our pension plan for the Named Officers are the salary amounts indicated in the Summary Compensation Table less deferred amounts. As of January 1, 2003, the credited full years of service under our pension plan were as follows: Thompson: 27 years; Baker: 32 years; Jenkins: 30 years; McMullen: 8 years; and Kelly: 2 years.

In 1999, Legacy Wachovia entered into a nonqualified, unfunded retirement agreement with a number of senior officers of Legacy Wachovia, including L. M. Baker, Jr. As a result of the merger, these agreements became obligations of Wachovia. Mr. Baker’s agreement is intended to restore the benefits lost because of statutory limits imposed by federal law and to supplement the retirement payments received by Mr. Baker under our pension plan.

Upon his retirement in February 2003, Mr. Baker received his vested benefit under our tax qualified pension plan and vested benefit under his supplemental retirement agreement. The monthly amount of the supplemental benefit is equal to one-twelfth of the product of 2.5% of Mr. Baker’s final average compensation times the number of years of creditable service under our pension plan (up to a maximum of 62.5%), reduced by the amount of monthly payments under our pension plan and any other pension plan. “Final average compensation” means the average of Mr. Baker’s annual compensation for the three full years within the final five years of employment that produce the highest average. Annual compensation for this purpose includes total cash remuneration from Wachovia, including base salary, incentive compensation to the extent approved by the Compensation Committee, salary reduction amounts under qualified and unqualified plans or arrangements, and deferrals under deferred compensation plans and agreements. The supplemental benefit generally is paid in the form of a single life annuity for Mr. Baker’s life, although payments may be made in a lump sum in certain circumstances.

The agreement with Mr. Baker provides that, in the event of a change of control of Legacy Wachovia, his rights to benefits under the agreement will be fully vested, without regard to his termination for any reason (other than cause). Further, if Mr. Baker is voluntarily or involuntarily terminated during the three-year period following a change of control (including his retirement in February 2003) of Legacy Wachovia, his supplemental benefit will be deferred until the end of the compensation period under any applicable employment agreement with Wachovia and adjusted to reflect any continuation benefits under his employment agreement. The merger between Legacy Wachovia and Legacy First Union constituted a change of control under Mr. Baker’s supplemental retirement agreement.

The following table sets forth estimated total annual benefits which are payable to Mr. Baker under the formula in his retirement agreement (which amounts will be reduced by the benefits paid under our pension plan) based upon final average compensation and years of credited service.

Average Compensation During Highest Three Years in the Last Five Years Before Retirement	Estimated Annual Retirement Benefits for Years of Credited Service
	15 years	20 years	25 years	30 years	35 years
$ 500,000	$187,500	$250,000	$312,500	$312,500	$312,500
1,000,000	375,000	500,000	625,000	625,000	625,000
1,500,000	562,500	750,000	937,500	937,500	937,500
2,000,000	750,000	1,000,000	1,250,000	1,250,000	1,250,000
2,500,000	937,500	1,250,000	1,562,500	1,562,500	1,562,500
3,000,000	1,125,000	1,500,000	1,875,000	1,875,000	1,875,000
3,500,000	1,312,500	1,750,000	2,187,500	2,187,500	2,187,500

None of the other Named Officers have a supplemental retirement arrangement with Wachovia.

Director Compensation

Non-employee directors receive a quarterly retainer of $12,500. If more than six board or committee meetings are held in an annual period, directors receive an additional $1,500 for each additional committee meeting attended and $2,000 for each additional board meeting attended. The Chairman of each committee receives a quarterly fee of $2,500. In addition, each director is credited under the Deferred Compensation Plan for Non-Employee Directors, which is described below, a quarterly amount equal to $25,000, in the director’s common stock equivalent deferred account. Wachovia reimburses directors for travel and accommodation expenses. Directors who are Wachovia employees do not receive any directors’ fees. Directors’ fees totaling $1,874,250 were either paid to the directors in 2002 or deferred under the terms of our Deferred Compensation Plan for Non-Employee Directors.

Under the Deferred Compensation Plan for Non-Employee Directors, directors who are not Wachovia employees may defer payment of all or any part of their directors’ fees. Deferred amounts are payable in cash after the end of the calendar year in which the director ceases to be a director, in annual installments over a ten-year period, unless otherwise determined by the Compensation Committee. In 2002, 16 directors (including a director who retired as a director in April 2002) deferred $1,662,875 of their 2002 directors’ fees. Deferred fees may either earn interest or be valued based on the market value of Wachovia common stock, at the director’s option.

Directors having their deferred fees valued based on the market value of Wachovia common stock are investing in common stock equivalents. This means that the value of their deferred account is based on the market value of Wachovia common stock and will rise and fall as if the account were actually invested in the stock. As of February 19, 2003, a total of 15 directors had an aggregate of $9,555,769 in their common stock equivalent deferred accounts, which would equate to an aggregate of 271,009 shares of Wachovia common stock based on the market value of Wachovia common stock on that date. These common stock equivalent amounts include common stock equivalents credited to directors under predecessor companies’ deferred compensation plans. Common stock equivalents do not have voting rights.

Employment Contracts

Thompson.    In November 1999, we entered into an employment agreement with G. Kennedy Thompson, the current Chairman, CEO and President of Wachovia. Mr. Thompson requested an amendment to that agreement in February 2002 resulting in the employment agreement having a three-year (five-year prior to the February 2002 amendment) employment period, which is consistent with the employment agreements of other Wachovia executive officers. The employment agreement is automatically extended on an annual basis unless either party determines otherwise prior to the annual extension date. The agreement provides that if we terminate his employment for reasons other than “cause”, death, disability or retirement or he terminates his employment for “good reason”, then he will be entitled to (i) a pro rata annual bonus for the period prior to his termination date, based on the highest bonus paid to him during either the three-year period prior to his termination or the three-year period prior to the date of the agreement, (ii) an amount equal to three times (five times prior to the February 2002 amendment) his annual base salary and the highest bonus determined under (i) above, and (iii) medical and life insurance benefits for him and his family for three years (five years prior to the February 2002 amendment) after his termination date (or for life if the termination date occurs after a “change in control” of Wachovia). The agreement also provides for a gross-up payment equal to the amount of excise taxes (plus the applicable federal and state income, FICA and excise taxes due on such gross-up payment) payable by him if his employment is terminated in conjunction with a “change in control” of Wachovia and such taxes become payable, as a result of payments to him under the agreement or otherwise, and are deemed to be “excess parachute payments” for federal tax purposes.

Baker.    In connection with the merger, Wachovia entered into a three-year employment agreement with Leslie M. Baker, Jr., Chairman, President and Chief Executive Officer of Legacy Wachovia. The agreement provides that he would serve as Chairman of the board of the combined company during the term of his employment, and that he would be entitled to receive a minimum annual base salary and an annual cash incentive bonus in an amount to be determined by the combined company’s board of directors, but in no event less than that of Mr. Thompson’s base salary and annual bonus. In addition, he is eligible to participate in various employee benefit plans and to receive certain fringe benefits. The employment agreement also provides for the payment of premium amounts with respect to Mr. Baker’s existing split dollar life insurance agreement and executive life insurance program as set forth in the applicable agreement or program, regardless of whether he continues to be employed by us, and Wachovia will honor Mr. Baker’s current supplemental retirement agreement, which will entitle Mr. Baker to receive an annual retirement benefit in addition to his normal pension benefit. See also “Pension Plan and Other Retirement Arrangements Table”. Mr. Baker will also receive a payment of $200,000 per year for life, net of taxes, for office space, secretarial support and transportation. The employment agreement also preserved Mr. Baker’s right to an award of 120,000 units of restricted stock that was approved by the Legacy Wachovia board of directors in 1999 and provided in Mr. Baker’s employment agreement with Legacy Wachovia. Those units vested immediately prior to completion of the merger.

Upon his retirement in February 2003, Mr. Baker received the benefits to which he is entitled to receive pursuant to his employment agreement.

Other Employment Agreements.    We have also entered into employment agreements with Messrs. Jenkins, McMullen and Kelly and certain other executive officers that, except as described below, contain terms substantially similar to our employment agreement with Mr. Thompson.

McMullen.    Mr. McMullen entered into an employment agreement with Legacy First Union in November 1999. Following the merger with Legacy Wachovia in September 2001, certain changes to Mr. McMullen’s duties would have entitled him to terminate employment with Wachovia for “good reason” under his employment agreement. As an inducement to retaining Mr. McMullen’s services, Wachovia entered into a new employment agreement with Mr. McMullen in May 2002, which provided for substantially the same terms and conditions as his previous agreement except that it allows Mr. McMullen to terminate employment with Wachovia for any reason during the periods beginning September 1 and ending September 30 in 2002, 2003 and 2004. Mr. McMullen did not exercise his termination right in 2002. If Mr. McMullen were to terminate employment with Wachovia during those periods, he would be entitled to receive the same amount of benefits that he would have received if he had terminated employment with Wachovia following the merger and the changes to his duties, which would include, among other things, a cash payment equal to $7,689,000. In addition, the non-competition provision of Mr. McMullen’s agreement will not apply to terminations of employment for any reason prior to September 30, 2004. The provisions described above under “—Thompson” regarding terminations of employment would apply to Mr. McMullen for any terminations of employment after September 30, 2004 or any terminations of employment not occurring within the 30-day periods in September 2003 and 2004.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Brown, Browning, Ingram and Shaw, none of whom is, or has been, an officer or employee of Wachovia. See “Other Matters Relating to Executive Officers and Directors.”

G. Kennedy Thompson serves on the board of Florida Rock Industries, Inc. and served as one of the outside directors on its Compensation Committee from January to October 2002. Mr. Thompson ceased to be a member of that committee in October 2002. John D. Baker, II, a director of Wachovia, serves as President and Chief Executive Officer of Florida Rock Industries, Inc. See also “Corporate Governance and Director Independence”.

Compensation Committee Report on Executive Compensation

The Compensation Committee administers Wachovia’s senior management compensation program. The Compensation Committee is responsible for the establishment, approval and oversight of the total compensation and benefit plans and agreements for senior management and consists entirely of non-employee directors who are not eligible to participate in the management compensation program. The Compensation Committee meets in executive session without management’s presence at each scheduled board meeting. During 2002, the following individuals served on the Compensation Committee: Robert J. Brown, Peter C. Browning, Robert A. Ingram, and Ruth G. Shaw. None of these individuals is, or has been, an officer or employee of Wachovia.

Compensation Philosophy

The Compensation Committee has established guiding principles for Wachovia’s compensation program that are intended to:

•	align the interests of senior management with the interests of Wachovia’s stockholders;

•	attract and retain key talent needed to compete successfully in an intensely competitive environment;

•	motivate executives with reasonable and competitive total compensation opportunities based on the sustained performance of Wachovia and each individual executive’s contributions to that performance;

•	emphasize performance-based compensation over fixed salary; and

•	use long-term equity programs based on the performance of Wachovia common stock to further align the interests of senior management with our stockholders.

At least twice a year, the Compensation Committee reviews Wachovia’s executive compensation programs with a nationally recognized executive compensation consultant. These reviews include executive sessions without management present to ensure independence. These reviews are intended to assure that:

•	executive compensation strategy supports our company strategy;

•	the overall compensation package, including the mix of base salary, short-term cash incentives and common stock incentives, is competitive; and

•	the overall program is aligned with stockholder interests.

The senior management compensation program utilizes competitive peer group information to determine base salary, targeted and maximum incentive cash compensation levels and stock award guidelines. Wachovia establishes compensation targets for its senior management at the median of the peer market for base salary, annual cash incentives and equity compensation. These peer groups differ for each of the businesses headed by executive and senior officers and generally consist of those comparable financial institutions that compete in the same markets, providing similar financial services and products. The peer groups will change over time and will consist of other major U. S. bank holding companies and other selected competitors that will vary depending upon the business unit. The Compensation Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value; therefore, peer groups will not directly correspond to the broad list of institutions that make up the indices shown on page 25.

Compensation Program

Compensation paid to the executive officers for 2002 consisted primarily of salary, performance-based incentives and awards of stock options and restricted stock. The payment of incentives and awards of stock options and restricted stock are directly related to corporate and individual performance, as well as business unit performance, where relevant.

Base Salary

Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions. Other factors considered in base salary determination are individual performance, the success of each business unit in the individual’s area of responsibility in achieving established profit and business plans, the competitiveness of the executive’s total compensation and Wachovia’s ability to pay an appropriate and competitive salary. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, position of salary to the competitive market median salary, and the time interval and any added responsibilities since the last salary increase. There were no salary increases during 2002 for executive management, including the Named Officers.

Annual Cash Incentives

The short-term Senior Management Incentive Plan covering executive officers is funded based on Wachovia’s actual financial performance relative to pre-established financial performance goals. Individual awards are determined as a percentage of base salary, and are targeted to the competitive market median trends. Determination of individual awards is based primarily on financial performance, but includes an assessment of individual performance, as appropriate. Measures of individual performance include meeting business unit objectives, customer service goals, promoting corporate values and providing leadership to employees. For 2002, the Compensation Committee set financial performance goals using Earnings Per Share (EPS) and Economic Profit (EP). Wachovia’s actual full year 2002 EPS and EP performance resulted in funding the plan at approximately 94% of target. In addition to measuring performance against internal goals set on an annual basis, the Compensation Committee considers performance compared to the performance of Wachovia’s peer group in determining the appropriate levels of actual cash incentive awards.

Long-Term Equity-Based Compensation

The Compensation Committee believes that share ownership and equity-based compensation are the most effective means of maintaining strong linkage between management objectives and stockholders’ long term interests by focusing senior management on the creation of stockholder value.

To reinforce the long-term perspective of equity-based compensation and emphasize the relationship between stockholders and senior management, Wachovia implemented stock ownership and share retention guidelines for senior management and for directors as described under “Security Ownership of Management.”

The Compensation Committee determines on an annual basis which executives will receive awards as well as the type of award, the size of the awards, and the restrictions on the awards. The Compensation Committee determines actual stock awards for executives based on the same review of performance applicable in determining the annual cash incentive described above. Stock awards are targeted to the median of the competitive market and individual awards reflect the executive’s individual performance against established business objectives.

Deductibility of Executive Compensation

The Compensation Committee’s review of executive compensation relative to the $1,000,000 limit on tax-deductible compensation under Section 162(m) of the Internal Revenue Code was made in the context of insuring the ability to balance sound compensation decisions with appropriate fiscal responsibility. The Compensation Committee’s intention has been to modify our executive compensation plans to minimize the possibility of lost deductions. However, it is also the Compensation Committee’s intent to balance the effectiveness of such plans against the materiality of any possible lost deductions.

2002 Compensation for the CEO

The Chief Executive Officer’s compensation is determined based on the same basic factors as described above for other members of senior management. In establishing the base salary, incentive awards and stock awards for 2002, the Compensation Committee considered Wachovia’s overall performance. The Compensation Committee believes that Mr. Thompson has continued to provide strong leadership and directed a smooth merger integration. These factors were considered in conjunction with Wachovia’s financial results in relation to its established business plan and in comparison with the performance of peer organizations in determining an appropriate level of compensation. Specifically, Wachovia’s total stockholder return for 2002 exceeded that of its peers. Mr. Thompson’s 2002 Senior Management Incentive Plan award was based on the above considerations and Wachovia achieving the annual performance goals as described above in this report under the heading “Annual Cash Incentives”.

The Compensation Committee awarded Mr. Thompson 678,120 nonqualified stock options and 74,583 shares of Wachovia restricted stock in April 2002. These restricted shares will vest in April 2005 provided that Wachovia meets certain EPS goals in two of the first three years following the award grant but will not vest until April 2008 if these goals are not met. Wachovia met the EPS goal for 2002. These stock awards are described in the “Summary Compensation Table” and the “Option/SAR Grants Table”.

PETER C. BROWNING, Chairman

ROBERT J. BROWN

ROBERT A. INGRAM

RUTH G. SHAW

Performance Graph

The following graph compares (i) the yearly change in the cumulative total stockholder return on Wachovia common stock with (ii) the cumulative return of the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Keefe, Bruyette & Woods, Inc. 50 Index (“KBW 50”). The graph assumes that the value of an investment in Wachovia common stock and in each index was $100 on December 31, 1997, and that all dividends were reinvested. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

The S&P 500 and the KBW 50 are market-capitalization-weighted indices, meaning that companies with a higher market value count for more in both indices. The KBW 50 is comprised of 50 bank holding companies, including all money-center and major regional bank holding companies.

	December 31,
	1997	1998	1999	2000	2001	2002
Wachovia	$100.00	122.01	69.19	62.28	72.32	86.40
S&P 500	100.00	128.52	155.53	141.36	124.63	97.16
KBW 50	100.00	108.27	104.52	125.48	120.31	112.00

Other Matters Relating to Executive Officers and Directors

The directors (including organizations with which they are affiliated and their immediate family members) and executive officers are customers of ours. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as comparable transactions with other customers and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Wachovia and its affiliated entities, and we in turn provide services, including retail brokerage, investment banking and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business. See “Corporate Governance and Director Independence”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the directors and executive officers covered by that Section to file reports with the SEC and the NYSE relating to their Wachovia common stock and DEPs ownership and any changes in that ownership. To our knowledge, based solely on a review of the copies of those reports or other written representations, during the year ended December 31, 2002, all Section 16(a) reports applicable to directors and executive officers were filed on a timely basis, except as set forth in prior proxy statements and except for late filings by: Jean E. Davis, a Section 16(a) reporting officer, relating to the exercise of stock options for 8,600 shares and the sale of 4,507 shares to cover the exercise price; and Donald K. Truslow, a Section 16(a) reporting officer, relating to the sale of 16,000 shares. In each case, the failure to file a timely report was inadvertent and promptly corrected after discovery of the reporting obligation.

PROPOSAL 2.    PROPOSAL TO APPROVE THE WACHOVIA 2003 STOCK INCENTIVE PLAN

General

Proposal 2 relates to approval of a new employee stock plan the Wachovia board adopted in February 2003, titled the Wachovia Corporation 2003 Stock Incentive Plan and referred to herein as the “Plan”. The following description of the Plan is a summary and does not purport to be fully descriptive. The summary is subject, in all respects, to the terms of the Plan, which is attached as Appendix B to this proxy statement. This proposal is being presented to stockholders for approval both due to NYSE rules and due to certain federal tax laws, including the Omnibus Budget Reconciliation Act of 1993 and the applicable regulations promulgated by the Internal Revenue Service, known as “OBRA”, in order to preserve federal income tax deductions with respect to certain executive compensation payable under the Plan.

Under OBRA, the allowable federal income tax deduction by a publicly held corporation for compensation paid with respect to the CEO and the four other most highly compensated executive officers of that corporation serving as such at the end of the corporation’s fiscal year is limited to no more than $1,000,000 per year per officer. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. By approving the Plan, Wachovia stockholders will be approving, among other things, the performance measures, eligibility requirements and limits on stock and cash awards that may be made pursuant to the Plan.

The primary purposes of the Plan are to:

•	replace all of our existing stock compensation plans, including non-stockholder approved plans, referred to herein as the “Prior Plans”,

•	help align employees’ long-term financial interests with those of stockholders,

•	reinforce a performance-oriented culture and strategy,

•	reward employees for increasing our common stock price over time,

•	provide significant and sustaining motivation to officers and key employees, including the Named Officers, to achieve specific goals which are aligned with stockholders’ interests, and

•	attract, retain and motivate employees.

Approving the Plan will further enhance our overall corporate governance practices in a number of ways, including:

•	eliminating future stock grants under Prior Plans, including our non-stockholder approved plans,

•	replacing the annual 1.5% automatic increase in available shares with a set number of shares,

•	prohibiting the repricing of underwater options without the approval of stockholders, either by direct repricing (i.e., lowering the option exercise price) or an indirect repricing (i.e., canceling existing options and replacing with new options with a lower exercise price),

•	limiting the number of shares available for use as “whole value” shares, including restricted stock awards and performance stock awards,

•	providing a fixed reserve of shares that can only be used to fund our mandatory bonus deferral plan for executives and certain other employees,

•	establishing a minimum three-year restriction period for grants of restricted stock awards or restricted stock units unless these awards are subject to specific performance requirements, and a minimum one-year restriction period for performance stock awards, and

•	fostering Wachovia’s stock ownership requirements and share retention program for executive officers.

The Plan authorizes the Compensation Committee to further these purposes by providing for the grant of stock options, stock appreciation rights, and other stock awards (including restricted stock and performance awards) to selected employees, and cash incentive awards to our executive officers, any of which may be granted singly, in tandem or in combination with other awards as the Compensation Committee may determine. In the event the Plan is approved by the requisite vote of stockholders, no further awards will be made under any of the Prior Plans, although outstanding awards under the Prior Plans will continue in accordance with their terms.

As of March 12, 2003, the closing sale price of our common stock on the NYSE was $32.75.

Shares Available

Under the Plan, the aggregate number of shares of common stock that may be issued shall not exceed 130,000,000 shares. This fixed amount is less than the number of shares projected to be available under our current stock incentive plans and represents a significant difference from our 1998 Stock Incentive Plan, currently our primary stock incentive compensation plan and referred to herein as the “1998 Plan”, which utilizes an “evergreen formula” pursuant to which 1.5% of the outstanding shares of common stock at the end of each calendar year during the term of the 1998 Plan are available for awards during the following year. The following awards may be granted under the Plan but will not be included in calculating the share limitation mentioned above:

•	dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards,

•	awards which by their terms may be settled only in cash,

•	shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to employees as the result of a merger, consolidation, or acquisition of the employing company pursuant to which it is merged with Wachovia or becomes a subsidiary of Wachovia,

•	any shares that were subject to an award under the Prior Plans or the Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and

•	any shares surrendered by or withheld from a participant to pay the option price for an option or to satisfy any tax withholding requirement in connection with the exercise or vesting of an award.

To the extent shares of common stock are issued under the Plan, the percentage ownership of the outstanding shares of common stock held by the then-existing stockholders of Wachovia will decrease.

In the event of any change in the outstanding shares of common stock that occurs by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of common stock subject to each outstanding award under the Plan, and its stated option price, and the number of shares available for issuance under the Plan, may be appropriately adjusted by the Compensation Committee. In such event, the Compensation Committee will also have discretion to make appropriate adjustments in the number and type of shares subject to any awards then outstanding under the Plan. In addition, in the event of a “change of control” of Wachovia (as defined in the Plan), each outstanding award granted under the Plan will become immediately exercisable and/or fully vested and nonforfeitable, as the case may be, unless the Compensation Committee provides otherwise.

Limitations on Awards

The Plan permits the following awards, all of which are described in more detail below:

•	stock options, which can be in the form of incentive stock options, called ISOs, or non-qualified stock options, called Non-ISOs,

•	stock appreciation rights, called SARs,

•	stock awards, which can be in the form of

•	restricted stock awards, called RSAs,

•	restricted stock units, called RSUs,

•	performance stock awards,

•	performance stock units, or

•	other awards based on or with a value tied to, shares of our common stock, and

•	Covered Officer Incentive Awards (as defined below).

The Plan places some important limits on the types of awards that can be made which, in effect, emphasizes awards of stock options:

•	the aggregate number of shares that may be represented by options and SARs granted to any single individual under the Plan in any year shall not exceed 1,500,000,

•	the aggregate number of shares that may be represented by awards made in the form of ISOs shall not exceed 25,000,000 shares,

•	the aggregate number of shares that may be represented by stock awards shall not exceed 25,000,000 shares; provided, however, that this limitation shall not apply to

•	stock awards which are performance stock awards or performance unit awards and are earned solely on the basis of the achievement of performance goals, or

•	any RSAs or RSUs described in the next bullet point below,

•	20,000,000 shares will be reserved for the exclusive use as grants during the term of the Plan as RSAs or RSUs to participants as a portion of their annual incentive compensation under Wachovia’s applicable incentive compensation plans which pay a portion of annual incentive compensation in shares (or any similar plan or program as determined by the Compensation Committee), of which participant contributions will be required to be at least 80% of the fair market value of the underlying shares, and

•	the value of stock awards (based on the fair market value on the grant date) and Covered Officer Incentive Awards, in the aggregate, which may be awarded to any individual Covered Officer in a year shall not exceed 0.5% of Wachovia’s adjusted net income applicable to the prior plan year.

“Covered Officer” means a participant who is one of our executive officers designated in writing by the Compensation Committee as a Covered Officer. In addition, no option or SAR granted pursuant to the Plan may have an option price that is less than the fair market value of our common stock on the date the option or SAR is granted.

Eligibility and Participation; Administration

Participants in the Plan will be selected by the Compensation Committee from among our officers and other key employees who are in a position to contribute materially to Wachovia’s continued growth and development and to its long-term financial success. We anticipate that our current executive officers, including the Named Officers, will receive awards under the Plan in such amounts and at such times as the Compensation Committee may determine. Approximately 15,000 officers and other key employees, including 14 executive officers, are currently eligible to participate in the Plan.

The Compensation Committee will be responsible for administering the Plan. The Compensation Committee is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions deemed necessary or advisable to protect Wachovia’s interests, and make all other determinations necessary or advisable for administering the Plan, to the extent consistent with the provisions of the Plan. The Compensation Committee may delegate to one or more Wachovia officers the authority to carry out some or all of its responsibilities, to the extent consistent with applicable law.

In order to foster and promote achievement of the Plan’s purposes or to comply with provisions of laws in other countries where Wachovia operates or has employees, the Compensation Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible or required to participate in the Plan, (ii) modify the terms and conditions of any awards made to such employees, and (iii) establish sub-plans, modify option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

The Compensation Committee may alter, amend, suspend or discontinue the Plan or any Plan agreements to the extent permitted by law. However, other than changes due to previously described adjustments, approval of our stockholders is necessary to increase the number of shares available for awards, reduce or decrease the price of an outstanding option or SAR, cancel any outstanding stock options or SARs for the purpose of replacing or regranting such options or SARs with an exercise price that is less than the original exercise price, or other Plan amendments as may otherwise be required by applicable law, rule or regulation.

Options and SARs

Options granted under the Plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee in each instance approves, which need not be the same for all participants. Both ISOs and Non-ISOs may be granted under the Plan. Each option will expire at such time as the Compensation Committee determines at the time it is granted but no option may be exercisable later than the tenth anniversary date of its grant. ISOs to purchase no more than $100,000 of common stock (measured as of the date of grant of the option) may vest as to each participant in each calendar year (taking into account all ISOs granted pursuant to any Wachovia stock plan).

The option price upon exercise of any option is payable to Wachovia in full by methods the Compensation Committee designates, including, but not limited to:

•	in cash or its equivalent,

•	by tendering or withholding shares of common stock having a fair market value at the time of exercise equal to the total option price, or

•	by a combination of the foregoing.

Unless the Compensation Committee determines otherwise or as prohibited by applicable law, options may also be exercised by a “cashless exercise” where the participant gives irrevocable instructions to a broker to promptly deliver to Wachovia the amount of sale proceeds from the shares covered by the option exercised, together with any withholding taxes due to Wachovia. The proceeds from any cash payments upon option exercise are added to Wachovia’s general funds and used for general corporate purposes.

The Plan also permits the award of SARs. An SAR represents a right to receive a payment in cash, shares of common stock or a combination of both, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over an amount which is no less than the fair market value of the shares of common stock on the date of grant.

Each participant’s award agreement will state the extent, if any, to which the participant may exercise an option or SAR following termination of employment. Such provisions will be determined in the discretion of the Compensation Committee, will be included in the award agreement entered into with participants, need not be uniform among all options or SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

The Compensation Committee may determine that certain options granted under the Plan will include a “restoration option” feature. Under this feature, if a participant pays the exercise price or any tax withholding obligation with shares of common stock, the participant will automatically be granted an additional option covering the number of shares used for paying the exercise price or tax withholding obligation. The restoration option would have an exercise price equal to the fair market value of the common stock on the grant date of the restoration option, and the term would be the same as the remaining term of the original option. The restoration option will also be subject to a vesting requirement of not less than one year, and may be subject to other terms and conditions as determined by the Compensation Committee, including a limitation on the number of restoration options as provided in the Plan. The grant of a restoration option is triggered only by a participant using shares of common stock for payment of the exercise price or tax withholding obligations, and therefore the participant’s total stock ownership does not increase by virtue of the restoration option grant.

Stock Awards

The Plan provides for the grant of stock awards made in shares or denominated in units equivalent in value to shares, as well as other awards based on or with a value tied to shares of our common stock. Typically stock awards will be in the form of RSAs, RSUs, performance stock awards and performance unit awards. The Compensation Committee may impose such restrictions on any stock awards granted under the Plan as it may deem advisable, including, without limitation, continuous service requirements and/or achievement of performance goals, which need not be the same for all participants. A stock award of RSAs or RSUs that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) will not vest more quickly than ratably over the three-year period from the grant date. However, those RSAs or RSUs will vest earlier upon the occurrence of a change in control unless the Compensation Committee determines otherwise. During the period of restriction, participants holding RSAs granted under the Plan may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. RSUs and performance unit awards may be settled in cash, shares of our common stock, or a combination of both upon vesting.

Each participant’s award agreement will state the extent, if any, to which the participant may receive unvested stock awards following termination of employment. Such provisions will be determined in the discretion of the Compensation Committee, will be included in the award agreement entered into with participants, need not be uniform among all stock awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

Covered Officer Incentive Awards

The Plan also has a feature providing for annual cash incentive compensation awards to our Covered Officers, or “Covered Officer Incentive Awards”. Currently, the Compensation Committee may grant such annual cash incentives pursuant to our Senior Management Incentive Plan, adopted and approved by our stockholders in 2001. The Plan gives the Compensation Committee the authority to grant cash incentive compensation to our Covered Officers based on the attainment of one or more specific performance goals applicable to Wachovia, a particular business unit, individual performance or a combination of the foregoing. For consistency of application, Wachovia believes it is important for our Covered Officers’ cash incentive and stock compensation awards to be subject to the same performance goals. Therefore, if the Plan is adopted, our Covered Officers will no longer participate in the Senior Management Incentive Plan, although other executives who are not Covered Officers will continue to participate in that plan. See also “Summary Compensation Table” and “Compensation Committee Report on Executive Compensation”.

Under the Plan, at the time performance goals are established for a plan year, the Compensation Committee will establish an incentive award for such year for each person designated as a Covered Officer. The actual cash award, based on the attainment of the applicable performance goals, may be expressed as dollars, as a multiple of salary or on a formula basis, subject to the Compensation Committee’s ability to reduce or eliminate the incentive award in its discretion.

Transferability

No ISOs granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as permitted by the Compensation Committee, Non-ISOs, SARs and, during the applicable period of restriction, stock awards, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Unless the Compensation Committee determines otherwise with respect to any awards other than those designated as ISOs, all rights granted to a participant under the Plan shall be exercisable during their lifetime only by such participant. Upon the death of a participant, their personal representative or beneficiary may exercise the rights under the Plan.

Effective Date

If approved by the stockholders, the Plan will be effective on April 22, 2003. No awards may be made under the Plan after April 23, 2008.

Certain Federal Tax Consequences

ISOs.     ISOs granted under the Plan will be subject to the applicable provisions of the Internal Revenue Code, including Section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by the optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted (whichever is later), then:

•	no income will be recognized by the optionee at the time of the grant of the ISO,

•	no income, for regular income tax purposes, will be recognized by the optionee at the date of exercise,

•	upon sale of the shares of common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and

•	no deduction will be allowed to Wachovia for federal income tax purposes.

However, the excess of the fair market value of the shares received upon exercise of the ISO over the option price for such shares will generally constitute an item of adjustment in computing the optionee’s alternative minimum taxable income for the year of exercise. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code.

If a “disqualifying disposition” of shares acquired by exercise of an ISO is made, the optionee will recognize taxable ordinary income at that time in an amount equal to the lesser of (i) the excess of the fair market value of the shares purchased at the time of exercise over the option price, or (ii) the excess of the amount realized on disposition over the option price, and Wachovia will be entitled to a federal income tax deduction equal to such amount at that time. The amount of any gain in excess of the amount taxable as ordinary income will be taxable as capital gain at that time to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which Wachovia will not be entitled to a federal tax deduction.

Non-ISOs.     An optionee will not be taxed at the time a Non-ISO is granted. In general, an employee exercising a Non-ISO will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. Wachovia will not recognize income, gain or loss upon the granting of a Non-ISO. Upon the exercise of such an option, Wachovia is entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

SARs.    An employee will not be taxed at the time an SAR is granted. Upon exercise of an SAR, the optionee will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received on the exercise date (or, if an optionee exercising an SAR for shares of common stock is subject to certain restrictions, upon lapse of those restrictions, unless the optionee makes a special tax election under Section 83(b) of the Code to have the income recognized at the time of transfer). Wachovia generally will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary income.

RSAs and Performance Stock Awards.    In general, a participant who has received RSAs or performance stock awards, and who has not made an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt, will include in gross income as compensation income an amount equal to the fair market value of the RSAs or performance stock awards at the earlier of the first time the rights of the employee are transferable or the restrictions lapse. Wachovia is entitled to a deduction at the time that the employee is required to recognize income, subject to the limitations set forth below.

RSUs and Performance Unit Awards.    A participant who is awarded RSUs or performance unit awards will not recognize income and Wachovia will not be allowed a deduction at the time the award is made. When a participant receives payment for RSUs or performance unit awards in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to Wachovia. However, if any shares of common stock used to pay out earned RSUs or performance unit awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Compensation Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt. Wachovia is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.

OBRA.    Under OBRA, the allowable federal income tax deduction by a publicly held corporation for compensation paid with respect to the chief executive officer and the four other most highly compensated executive officers of that corporation serving as such at the end of that corporation’s fiscal year, the “Actual OBRA Officers”, is limited to no more than $1,000,000 per year per officer, the “OBRA Limitation”. Under OBRA, this limitation on deductibility is subject to certain exemptions, including an exemption relating to performance-based compensation that is payable:

•	solely on account of the achievement of one or more performance goals established by a compensation committee consisting exclusively of two or more outside directors,

•	under a plan the material terms of which are approved by the stockholders before payment is made, and

•	solely upon certification by the compensation committee that the performance goals and other material conditions precedent to the payment have been satisfied.

The Plan is structured so that compensation paid to Actual OBRA Officers is intended to qualify for this performance-based exception to the extent practicable to do so. The Plan provides that each year the Compensation Committee will determine Wachovia’s executive officers whose compensation may be subject to the OBRA Limitation, the “Expected OBRA Officers” and a performance goal or goals that Wachovia will need to attain in order to permit stock awards and Covered Officer Incentive Awards to be granted to the Expected OBRA Officers. The performance criteria that may be used by the Compensation Committee in granting awards contingent on performance goals for Expected OBRA Officers consist of earnings or earnings growth (including earnings per share); economic profit, stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; market share; charge-offs; and/or reductions in non-performing assets. The performance goals may include non-financial measures as the Compensation Committee may determine including employee satisfaction, employee retention or customer satisfaction. The performance goals may be particular to an employee, or the division, department, branch, line of business, subsidiary or other unit in which the employee works, or may be based on Wachovia’s performance generally. The performance goals may include or exclude extraordinary items, as determined by the Compensation Committee. The Compensation Committee may select one criterion or multiple criteria for establishing and measuring the performance goals.

In February 2003, the Compensation Committee identified the Expected OBRA Officers for 2003 (including the Named Officers indicated above) and a performance goal that Wachovia will need to attain in 2003 (a return on tangible common stockholders’ equity of 15%) in order to permit stock awards granted to the Expected OBRA Officers in 2003 under the Plan, if any, not to become forfeited. In addition, the Compensation Committee determined that the grant of stock awards in 2004 combined with the payment in 2004 of Covered Officer Incentive Awards for fiscal year 2003 performance under the Plan to each of the Expected OBRA Officers will be 0.5% of adjusted net income for 2003. The Compensation Committee has discretion to eliminate, or reduce the size of, those awards, based on factors it deems appropriate. An executive officer not designated as an Expected OBRA Officer prior to the beginning of the year for which performance stock awards are granted may thereafter become an Actual OBRA Officer during the period of the grant, in which case Wachovia may not be able to deduct all or a portion of the compensation payable to that executive officer with respect to stock awards granted to that executive officer.

The Compensation Committee may also grant awards under the Plan that are not based on the performance criteria specified above, in which case the compensation paid under such awards to Actual OBRA Officers may not be deductible. The Compensation Committee, however, may not grant cash or stock awards in lieu of performance stock awards or Covered Officer Incentive Awards that are not granted because of the failure to meet the performance goals specified for a particular year.

New Plan Benefits

As described above, the selection of employees who will receive awards under the Plan, if it is approved by the stockholders, and the size and types of awards will be determined by the Compensation Committee in its discretion. No awards have been made under the Plan and the amount of any such awards under the Plan is not yet determinable due to vesting, performance and other requirements; therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2003. The following table sets forth the number of options and the number of RSAs which were granted under the 1998 Plan in 2002 to the individuals and groups indicated.

	2002 Stock Options	2002 Restricted Stock Grants
Thompson	678,120	74,583
Baker	678,120	74,583
Jenkins	237,342	26,104
McMullen	169,530	18,646
Kelly	169,530	18,646
Executive Group*	867,910	95,460
Non-Executive Director Group	0	0
Non-Executive Employee Group*	16,230,162	877,552

*Excludes Named Officers.

Additional Information Regarding Wachovia’s Equity Compensation Plans

We maintain several equity compensation plans. Our current primary plan is the 1998 Plan, which is used for stock awards to our executive officers as well as other key employees. The 1998 Plan was approved by stockholders at our 1998 annual stockholder meeting and amended at our 2001 annual stockholder meeting. In addition, we have utilized equity compensation plans that were not required to be approved by our stockholders. One such plan, named the Wachovia Stock Plan and referred to herein as the “Legacy Wachovia Stock Plan”, was approved by Legacy Wachovia stockholders in 1994. See “Summary Description of Stock Plans Not Approved by Stockholders” below.

The following table gives information as of December 31, 2002 with respect to shares of our common stock that may be issued under our existing stock incentive plans. The table does not include information with respect to shares subject to outstanding options granted under certain stock incentive plans assumed by Wachovia in connection with mergers and acquisitions of companies that originally granted those options. Footnote (6) to the table indicates the total number of shares of common stock issuable upon the exercise of options under the assumed plans as of December 31, 2002, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans. The table does not include information about the 2003 Stock Incentive Plan discussed above.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by stockholders (2)	85,324,527	$39.99	45,851,399	(3)
Equity compensation plans not approved by stockholders (4)	14,283,331	$35.89	27,024,102
Total	99,607,858	$39.40	72,875,501	(5)

(1)	If stockholders approve the 2003 Stock Incentive Plan pursuant to Proposal 2, Wachovia will not issue any future awards from any of the plans included herein. Securities remaining available for future issuance set forth in column (c) may be in the form of
•	Options, stock awards, including RSAs, and SARs under the 1998 Plan (a plan approved by stockholders), the Employee Retention Plan (a plan not approved by stockholders), and the Legacy Wachovia Stock Plan (a plan not approved by stockholders),
•	Options and stock awards, including RSAs, under the 2001 Stock Incentive Plan (a plan not approved by stockholders), and
•	Options under the 1999 Employee Stock Plan (a plan approved by stockholders).

(2)	Consists of (A) the 1998 Plan and the 1999 Employee Stock Plan, both approved by stockholders at the 1998 annual meeting of stockholders and currently in effect, and (B) Legacy First Union’s 1992 Master Stock Compensation Plan and 1996 Master Stock Compensation Plan, each of which was approved by stockholders and each of which is no longer in effect. As of December 31, 2002, a total of 5,225,449 shares of Wachovia common stock were issuable upon the exercise of outstanding options under the expired plans set forth in the preceding sentence. The weighted average exercise price of those outstanding options under the expired plans is $33.43 per share. No additional options may be granted under these expired plans.
(3)	The 1998 Plan incorporates an evergreen formula pursuant to which on January 1 of each calendar year, the aggregate number of shares reserved for issuance under the 1998 Plan will increase by a number of shares equal to 1.5% of Wachovia’s outstanding shares on the day preceding (December 31). Pursuant to that formula, a total of 27,609,639 authorized shares are available for issuance under the 1998 Plan in 2003 based on Wachovia’s outstanding shares on December 31, 2002. Total presented also includes 18,241,760 authorized shares available for issuance under the 1999 Employee Stock Plan.
(4)	Consists of the 2001 Stock Incentive Plan, the Employee Retention Stock Plan and the Legacy Wachovia Stock Plan, each discussed below.
(5)	If the 2003 Stock Incentive Plan is approved by stockholders, all of these authorized shares will no longer be available for future issuance, except as provided in the Plan with regard to forfeited shares (see “Shares Available” above).
(6)	The table does not include information for stock incentive plans assumed by Wachovia in connection with our mergers and acquisitions of the companies that originally established those plans, except for the Legacy Wachovia Stock Plan. As of December 31, 2002, a total of 36,169,014 shares of common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $32.92 per share. No additional options may be granted under those assumed plans.

Summary Description of Stock Plans Not Approved by Stockholders

The following is a brief summary of Wachovia’s stock compensation plans that have not been approved by stockholders. If stockholders approve the 2003 Stock Incentive Plan, Wachovia will not issue any future stock awards from any of these plans.

2001 Stock Incentive Plan

General.    The board adopted our 2001 Stock Incentive Plan, referred to herein as the “2001 Plan”, in July 2001. The 2001 Plan provides for the grant of options and stock awards, including RSAs. The maximum number of shares of our common stock that may be issued under the 2001 Plan is 18,000,000. In addition, any shares represented by awards made under the 2001 Plan that are forfeited, expire, terminate or are canceled or settled without issuance are carried forward and available for issuance; provided, however, that if the option price for an option granted under the 2001 Plan is satisfied by tendering shares of common stock, only the net number of shares of common stock issued are used for determining the maximum number of shares available for issuance under the 2001 Plan. The aggregate number of shares of common stock that may be represented by awards granted to any single individual under the 2001 Plan in any calendar year cannot exceed 1,000,000. The number of shares available for future issuance and previously issued but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other capitalization changes. No award may be granted under the 2001 Plan after July 31, 2004.

Participation.    Participants in the 2001 Plan are selected from among our employees (excluding employees or members of the board who are deemed to be our “executive officers” for purposes of Section 16 of the 1934 Act), as the Compensation Committee approves from time to time.

Administration.    The Compensation Committee is authorized to select employees for participation in the 2001 Plan, make decisions concerning the timing, pricing and amount of grants or awards under the plan, interpret, prescribe, amend and rescind rules and regulations relating to the plan, provide for conditions and assurances deemed necessary or advisable to protect Wachovia’s interests, and make all other determinations necessary or advisable for the administration of the plan.

The Compensation Committee may not cancel outstanding options for the purpose of replacing or regranting those options with an option exercise price that is less than the original option exercise price, or otherwise reduce the option exercise price, or increase the number of shares available for issuance under the 2001 Plan.

In the event of a change in control of Wachovia, all outstanding awards under the 2001 Plan will be immediately exercisable and/or fully vested, as the case may be.

Options.    Each option granted under the 2001 Plan is evidenced by a written award agreement that specifies the type of option granted, the option exercise price, the option duration, the vesting date(s) and the number of shares of common stock subject to the option.

No option granted under the 2001 Plan may have an option exercise price that is less than the fair market value of the common stock on the option grant date. Each option will expire as the Compensation Committee determines at the time it is granted, although no option will be exercisable later than the tenth anniversary date of its grant.

Payment of the option price upon exercise may be made (i) in cash, (ii) by tendering shares of previously owned common stock having a fair market value at the time of exercise equal to the total option exercise price, or (iii) by a combination of the foregoing.

Unless the Compensation Committee determines otherwise, in the event the employment of a participant is terminated by reason of death, disability or retirement, any outstanding options will become immediately exercisable at any time prior to the earlier of the expiration date of the options or within three years after employment ceases. If the employment of the participant terminates for any other reason, unless the Compensation Committee determines otherwise, the rights under any then outstanding and unexercisable options will be forfeited and the rights under any then outstanding and exercisable options will be forfeited upon the earlier of the option expiration date or three months after the day employment ends.

Stock Awards.    During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

Unless the Compensation Committee determines otherwise, in the event that a participant terminates his employment because of normal retirement, death or disability, any remaining period of restriction applicable to the stock award will terminate automatically. Unless the Compensation Committee determines otherwise, if the employment of a participant terminates for any reason other than death, disability or normal retirement, then any stock awards subject to restrictions on the date of such termination will automatically be forfeited on the day employment terminates; provided, however, if employment terminates due to early retirement or any involuntary termination by Wachovia, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all such stock awards and/or may add such new restrictions to such stock awards as it deems appropriate. Except as may otherwise be provided in the 2001 Plan or as the Compensation Committee otherwise determines, in the event that a participant terminates employment with Wachovia for any reason other than as set forth above, or for any reason stated in the terms of the grant, then any shares of restricted stock still subject to restrictions at the date of such termination will automatically be forfeited.

Employee Retention Stock Plan

General. The board adopted our Employee Retention Stock Plan in April 2000. The Employee Retention Stock Plan provides for the grant of options, stock awards, including RSAs, and SARs. The maximum number of shares of our common stock that may be issued under the Employee Retention Stock Plan is 25,000,000. The number of shares available for future issuance and previously issued but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other capitalization changes. No award may be granted under the Employee Retention Stock Plan after December 31, 2008.

Participation.    Participants in the Employee Retention Stock Plan are selected from among our officers or key employees, as the Compensation Committee approves from time to time.

Administration.    The Compensation Committee is authorized to select employees for participation in the Employee Retention Stock Plan, make decisions concerning the timing, pricing and amount of grants or awards under the plan, interpret, prescribe, amend and rescind rules and regulations relating to the plan, provide for conditions and assurances deemed necessary or advisable to protect Wachovia’s interests, and make all other determinations necessary or advisable for the administration of the plan.

The Compensation Committee may not cancel outstanding options or SARs for the purpose of replacing or regranting those options or SARs with an option or SAR exercise price that is less than the original option or SAR exercise price, or otherwise reduce the option or SAR exercise price.

In the event of a change in control of Wachovia, all outstanding awards under the Employee Retention Stock Plan will be immediately exercisable and/or fully vested, as the case may be.

Options. Each option granted under the Employee Retention Stock Plan is evidenced by a written award agreement that specifies the type of option granted, the option exercise price, the option duration, the vesting date(s) and the number of shares of common stock to which the option pertains.

No option granted under the Employee Retention Stock Plan may have an option exercise price that is less than the fair market value of the common stock on the option grant date. Each option will expire as the Compensation Committee determines at the time it is granted; provided, no option will be exercisable later than the tenth anniversary date of its grant.

Payment of the option price upon exercise may be made (i) in cash, (ii) by tendering shares of previously owned common stock having a fair market value at the time of exercise equal to the total option exercise price, or (iii) by a combination of the foregoing.

Unless the Compensation Committee determines otherwise, in the event the employment of a participant is terminated by reason of death, disability or retirement, any outstanding options will become immediately exercisable at any time prior to the earlier of the expiration date of the options or within three years after employment ceases. If the employment of the participant terminates for any other reason, the rights under any then outstanding and unexercisable options will be forfeited, and the rights under any then outstanding and exercisable options will be forfeited upon the earlier of the option expiration date or three months after the day employment ends.

SARs. An SAR represents a right to receive a payment in cash, common stock or a combination of both, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over an amount which shall be no less than the fair market value on the date the SAR was granted (or the option exercise price for SARs granted in tandem with an option). Each SAR grant is evidenced by an award agreement specifying the SAR exercise price, duration, the number of shares of common stock subject to the SAR, and whether the SAR is granted in tandem with an option or is freestanding. SARs granted in tandem with an option may be exercised for all or part of the shares subject to the related option but only to the extent that the related option is then exercisable.

If the employment of a participant terminates by reason of death, disability or normal retirement, any outstanding SARs granted to the participant will become immediately exercisable. Unless the Compensation Committee determines otherwise, any such outstanding SARs will be forfeited on the expiration date of the SARs or within three years after employment terminates, whichever period is shorter. Unless the Compensation Committee determines otherwise, if a participant’s employment terminates for any reason other than death, disability or normal retirement, (i) any then outstanding but unexercisable SARs granted to the participant will be forfeited, and (ii) any then outstanding and exercisable SARs granted to the participant will be forfeited on the expiration date of the SARs or three months after employment terminates, whichever period is shorter.

Stock Awards.    During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

Unless the Compensation Committee determines otherwise, in the event that a participant terminates his employment because of normal retirement, death or disability, any remaining period of restriction applicable to the stock award will terminate automatically. Unless the Compensation Committee determines otherwise, if the employment of a participant terminates for any reason other than death, disability or normal retirement, then any stock awards subject to restrictions on the date of such termination will automatically be forfeited on the day employment terminates; provided, however, if employment terminates due to early retirement or any involuntary termination by Wachovia, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all such stock awards and/or may add such new restrictions to such stock awards as it deems appropriate.

Legacy Wachovia Stock Plan

General.    The Legacy Wachovia board adopted the Wachovia Stock Plan in April 1994. Legacy Wachovia amended and restated the Legacy Wachovia Stock Plan in October 1996, April 1997 and July 2000. The Legacy Wachovia Stock Plan was further amended and restated effective April 16, 2002 by Wachovia following the merger between Legacy First Union and Legacy Wachovia. Awards may be granted under the Legacy Wachovia Stock Plan but not after April 21, 2004. The Legacy Wachovia Stock Plan provides for the issuance of options, stock awards, including RSAs and RSUs, and SARs. Initially, 6,000,000 shares of Legacy Wachovia common stock were authorized for issuance under the Legacy Wachovia Stock Plan. However, the Legacy Wachovia Stock Plan was amended to provide that, in the event that the number of shares available for issuance under the Legacy Wachovia Stock Plan as of April 25, 1997, and as of the last day of each calendar year commencing in 1997 and thereafter was less than 2.5% of the total number of shares of Legacy Wachovia common stock outstanding as of such date, then the maximum number of shares authorized and available for issuance under the Legacy Wachovia Stock Plan would be increased on such date by an appropriate number so that the number of shares remaining available for issuance under the Legacy Wachovia Stock Plan would equal the greater of the then–available shares or the replacement amount, as calculated above. Applying this formula in connection with the merger, the maximum replacement amount for each of the calendar years ending December 31, 2002, December 31, 2003 and December 31, 2004 is 5,092,675 shares per year, for an aggregate replacement amount over the 2002-2004 calendar year periods of 15,278,025 shares. Any shares of common stock subject to an award that is forfeited, expires or is terminated may again be subject to an award, except that shares of common stock subject to options or SARs that are accepted for surrender will not be available for the granting of other awards. An employee may not be granted awards during any calendar year for more than 300,000 shares of common stock. The number of shares available for future issuance and previously issued but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other capitalization changes.

Participation.    Participants in the Legacy Wachovia Stock Plan are selected from among our employees (excluding employees or members of the board who are deemed to be our “executive officers” for purposes of Section 16 of the 1934 Act for awards after September 1, 2001), as the Compensation Committee may approve from time to time.

Administration.    Subject to terms of the Legacy Wachovia Stock Plan, the Committee has full authority, in its discretion, to take any action with respect to the plan including, without limitation, the authority:

•	to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award,

•	to prescribe the form or forms of the agreements evidencing any awards granted under the Legacy Wachovia Stock Plan,

•	to establish, amend and rescind rules and regulations for the administration of the Legacy Wachovia Stock Plan, and

•	to construe and interpret the Legacy Wachovia Stock Plan and agreements evidencing awards granted under the Legacy Wachovia Stock Plan, to establish and interpret rules and regulations for administering the Legacy Wachovia Stock Plan and to make all other determinations deemed necessary or advisable for administering the Legacy Wachovia Stock Plan.

In the event of a change in control of Wachovia, all outstanding awards under the Legacy Wachovia Stock Plan will be immediately exercisable and/or fully vested, as the case may be.

Options.    Each option granted under the Legacy Wachovia Stock Plan is evidenced by a written award agreement specifying the type of option granted, the option exercise price, the option duration, the vesting date(s) and the number of shares of common stock to which the option pertains.

No option granted under the Legacy Wachovia Stock Plan may have an option exercise price that is less than the fair market value of the common stock on the option grant date. Each option will expire as the Compensation Committee determines at the time it is granted; provided, no option will be exercisable later than the tenth anniversary date of its grant.

Payment of the option price upon exercise may be made (i) in cash, (ii) by tendering shares of previously owned common stock having a fair market value at the time of exercise equal to the total option exercise price, (iii) cashless exercise through a broker, (iv) borrowed funds or (v) by a combination of the foregoing.

Unless the Compensation Committee determines otherwise, in the event the employment of a participant is terminated by reason of displacement, death, disability or retirement, any outstanding options will become immediately exercisable at any time prior to the earlier of the expiration date of the options or within a certain period after employment ceases, depending on the date of option grant. If the employment of the participant terminates for any other reason, unless the Compensation Committee determines otherwise, the rights under any then outstanding and unexercisable options will be forfeited and the rights under any then outstanding and exercisable options will be forfeited upon the earlier of the option expiration date or three months after the day employment ends.

SARs.    An SAR represents a right to receive a payment in cash, common stock, or a combination of both, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over an amount which shall be no less than the fair market value on the date the SAR was granted (or the option exercise price for SARs granted in tandem with an option). Each SAR grant is evidenced by an award agreement specifying the SAR exercise price, duration, the number of shares of common stock subject to the SAR, and whether the SAR is granted in tandem with an option or is freestanding. SARs granted in tandem with an option may be exercised for all or part of the shares subject to the related option but only to the extent that the related option is then exercisable.

If the employment of a participant terminates by reason of displacement, death, disability or normal retirement, any then outstanding SARs granted to the participant will become immediately exercisable. Unless the Compensation Committee determines otherwise, any such outstanding SARs will be forfeited on the expiration date of the SARs or within a certain period after employment terminates, depending on the date of grant. Unless the Compensation Committee determines otherwise, if a participant’s employment terminates for any reason other than displacement, death, disability or normal retirement, (i) any then outstanding but unexercisable SARs granted to the participant will be forfeited, and (ii) any then outstanding and exercisable SARs granted to the participant will be forfeited on the expiration date of the SARs or three months after employment terminates, whichever period is shorter.

Stock Awards.    During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of common stock, the shares will be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid. If the stock awards are in the form of restricted stock units, the participant will not have voting rights with respect to those restricted units and may receive dividend equivalent rights if provided in the applicable award agreement.

Unless the Compensation Committee determines otherwise, in the event that a participant terminates his employment because of displacement, retirement, death or disability, any remaining period of restriction applicable to the stock award terminates automatically. Unless the Compensation Committee determines otherwise, if the employment of a participant terminates for any reason other than death, disability or normal retirement, then any stock awards subject to restrictions on the date of such termination will automatically be forfeited on the day employment terminates; provided, however, if employment terminates due to early retirement or any involuntary termination by Wachovia, the Compensation Committee may, in its sole discretion, waive the automatic forfeiture of any or all such stock awards and/or may add such new restrictions to such stock awards as it deems appropriate. Except as may otherwise be provided in the Legacy Wachovia Stock Plan or as the Compensation Committee otherwise determines, in the event that a participant terminates employment with Wachovia for any reason other than as set forth above, or for any reason provided for in the terms of the grant, then any shares of restricted stock still subject to restrictions at the date of such termination shall automatically be forfeited.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock is required to approve the 2003 Stock Incentive Plan. The board of directors recommends that stockholders vote “FOR” approval of the Plan. Proxies, unless indicated to the contrary, will be voted “FOR” approval of the Plan.

PROPOSAL 3.    PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS

The Audit & Compliance Committee of the board has appointed KPMG LLP as Wachovia’s auditors for the year 2003 and, in accordance with established policy, that appointment is being submitted to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditors’ appointment for 2004.

KPMG LLP were our auditors for the year ended December 31, 2002, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal year ended December 31, 2002.

2002
Audit Fees, excluding Audit-Related fees (1)	$5,957,924
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)
Audit-Related (3)	$6,953,147
Other Non-Audit Services (4)	$11,306,241

Total All Other Fees	$18,259,388

(1)	Aggregate fees for professional services rendered for the audit of Wachovia’s annual financial statements and for the reviews of the consolidated unaudited financial statements included in Wachovia’s Quarterly Reports on Form 10-Q during 2002.
(2)	Aggregate fees for professional services rendered other than for the services described in (1) above.
(3)	Includes fees related to subsidiary audits and other attestation reports, SEC filings, comfort letters and other audit-related services.
(4)	Includes fees for tax services, risk management services and other non-audit services.

See also “Proposal 1—Committees of the Board and Attendance; Audit & Compliance Committee”.

The board recommends that stockholders vote “FOR” this proposal. Proxies, unless indicated to the contrary, will be voted “FOR” this proposal.

OTHER STOCKHOLDER MATTERS

Management is not aware of any other matters to be voted on at the meeting. If any other matters are presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

Stockholder proposals intended to be included in our proxy statement and voted on at the 2004 Annual Meeting of Stockholders must be received at our offices at 301 South College Street, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary, on or before November 18, 2003. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to Wachovia’s bylaws, in order for any business not included in the proxy statement for the 2004 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Wachovia’s Corporate Secretary. That meeting is scheduled to be held on April 20, 2004, and to be timely, the notice must not be received any earlier than January 23, 2004 (90 days prior to April 22, 2004, the first anniversary of this year’s annual meeting date), nor any later than February 22, 2004 (60 days prior to April 22, 2004). If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from April 22, 2004, the notice must be received no earlier than the 90th day prior to the 2004 annual meeting and not later than either the 60th day prior to the 2004 annual meeting or the tenth day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time-frames described above. A copy of our bylaws is available upon request to: Wachovia Corporation, 301

South College Street, Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

Under North Carolina law, stockholders may not convene a special meeting of stockholders unless provided in the company’s articles of incorporation. At Wachovia’s 2002 annual meeting of stockholders, a Wachovia proposal to amend our articles of incorporation to provide stockholders the ability to convene a special meeting, was not approved by stockholders.

MISCELLANEOUS

The information referred to under the captions “Compensation Committee Report on Executive Compensation”, “Performance Graph”, “Audit & Compliance Committee Report” and the second paragraph and table under the caption “Security Ownership of Certain Beneficial Owners” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Wachovia under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

March	17, 2003

Appendix A

WACHOVIA CORPORATION

AUDIT & COMPLIANCE COMMITTEE CHARTER

I.    Purposes of the Committee

The Audit & Compliance Committee (the “Committee”) is appointed by the Board of Directors of Wachovia Corporation (together with its subsidiaries, the “Corporation”) to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

•	the integrity of the Corporation’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of the Corporation’s external independent auditors (the “Independent Auditors”);

•	the performance of the Corporation’s internal audit function and Independent Auditors;

•	the Corporation’s compliance with legal and regulatory requirements; and

•	such other policies, procedures and activities of the Corporation as may be directed by the Board of Directors.

In addition, the Committee shall prepare any reports or other disclosures that the Committee is required to prepare pursuant to the rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange, Inc. (the “NYSE”) for inclusion in the Corporation’s annual proxy statement or other public reports, as applicable.

Although the Independent Auditors are ultimately accountable to the Committee and the Board of Directors, as representatives of the Corporation’s stockholders, the Independent Auditors shall report directly to the Committee. The Committee shall be directly responsible for the appointment, oversight, compensation, evaluation, and, where appropriate, termination and replacement of the Independent Auditors (subject, if applicable, to stockholder approval in accordance with the Corporation’s practices and any applicable legal requirements).

While the Committee has the responsibilities and powers set forth in this Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management, with the assistance of the Corporation’s internal audit department (“Internal Audit”), is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Independent Auditors are responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements, and other procedures. In fulfilling their responsibilities set forth herein, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession. Moreover, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

II.    Membership of Audit & Compliance Committee

The Committee shall be comprised of a minimum of three (3) directors. Each of the members of the Committee shall be “independent” under the applicable requirements of the NYSE and SEC, including any additional requirements for audit committee members, as interpreted by the Board of Directors in its business judgment. In addition, each of the members of the Committee shall be “financially literate,” and at least one member of the Committee shall have “accounting or related financial management expertise,” as determined by the Board of Directors in its business judgment. Members of the Committee shall be appointed by the Board of Directors, based on the recommendations of the Corporate Governance & Nominating Committee of the Board of Directors, and shall serve for such term or terms as the Board of Directors may determine and until their successors shall be duly qualified and appointed. The Board of Directors shall designate a chairperson for the Committee.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

III.    Committee Meetings

The Committee shall meet at least four times annually, or more frequently as the Committee deems necessary. The Committee shall meet periodically in separate private sessions with (i) management, (ii) the director of Internal Audit and/or other representatives of Internal Audit, and (iii) the Independent Auditors, as appropriate, to discuss, as applicable, the scope of planned internal auditing activities and internal auditing results, the performance of the annual audit by the Independent Auditors, and any other matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee encourages, and may request, that members of senior management, other employees of the Corporation, and, if appropriate, third parties attend Committee meetings to provide additional information, insight and expertise regarding matters being discussed by the Committee.

IV.    Duties, Responsibilities and Authority of the Committee

In furtherance of the purposes of the Committee, the Committee shall have the following duties, responsibilities and authority:

(1)	with respect to the Independent Auditors, including the independence, qualifications, appointment and compensation of the Independent Auditors,

•	to receive information and reports regarding (i) audit and non-audit services provided by the Independent Auditors, including a formal written statement, provided by the Independent Auditors, delineating all relationships between the Independent Auditors and the Corporation, addressing at least the matters set forth in Independence Standards Board Standard No. 1.; and (ii) the aggregate fees billed by the Independent Auditors, as provided to the Committee in a written statement by the Independent Auditors, for (y) the audit of the Corporation’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Corporation’s quarterly reports on Form 10-Q for that fiscal year, and (z) all other services rendered by the Independent Auditors for the most recent fiscal year;

•	to receive information and reports from the Independent Auditors regarding the qualifications and experience of the Independent Auditors and lead audit partner, including information regarding the Independent Auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditors, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to any independent audits carried out by the Independent Auditors, and any steps taken to deal with any such issues;

•	to discuss with management, Internal Audit, the Independent Auditors and the Board of Directors, as appropriate, the above information and reports, and any relationships or services disclosed in the Independent Auditors’ statement as to independence that may impact the objectivity and independence of the Independent Auditors, for purposes of assessing the Independent Auditors’ and lead partner’s independence, qualifications, and performance;

•	if applicable, to consider whether the Independent Auditors’ provision of permitted non-audit services to the Corporation is compatible with maintaining the independence of the Independent Auditors and is consistent with the Committee’s policies relating to the provision of non-audit services by the Independent Auditors;

•	to retain, evaluate and, where appropriate, terminate and replace the Independent Auditors (subject, if applicable, to stockholder approval in accordance with the Corporation’s practices and any applicable legal requirements);

•	to pre-approve all audit and permitted non-audit services provided by the Independent Auditors (including the fees and terms thereof) in accordance with policies and procedures established by the Committee and applicable legal and regulatory requirements;

•	to discuss with management the timing and process for implementing the rotation of certain partners of the Independent Auditors, including the lead and concurring partner, in accordance with applicable legal and regulatory requirements, and to consider whether there should be a regular rotation of the auditor itself; and

•	to establish hiring policies for employees or former employees of the Independent Auditors.

(2)	with respect to the oversight of the Corporation’s financial reporting principles, policies and process, including matters relating to its internal controls, to discuss and receive information from management, Internal Audit and the Independent Auditors, as appropriate, on the following items:

•	the arrangements and scope of the Independent Auditors’ audit, prior to commencement of their annual examination of the Corporation’s financial statements;

•	any difficulties encountered during the course of the Independent Auditors’ audit, including any restrictions on the scope of the Independent Auditors’ activities or on the access to any requested or necessary information, and any significant disagreements with management;

•	the Corporation’s critical accounting policies, the basis of any significant changes in the Corporation’s accounting principles, policies, controls and procedures, and the methods of their application, and the quality and appropriateness of the Corporation’s accounting principles;

•	any issues relating to management’s review of the Corporation’s disclosure controls and procedures (as defined by the SEC) and internal controls and procedures with respect to financial reporting, as well as the Independent Auditors’ and/or Internal Audit’s assessment of the Corporation’s compliance with various policies and procedures to ensure adequate internal controls have been instituted by management, including any (i) comments on significant deficiencies or material weaknesses in the design or operation of internal accounting controls and considerations given or corrective action taken by management, (ii) any issues regarding fraud that involves management or other employees who have a significant role in the Corporation’s internal controls, and (iii) any other issues regarding managements’ certifications in the Corporation’s periodic reports;

•	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any matters required to be communicated by the Independent Auditors in accordance with Statement on Auditing Standards No. 61, and any other material written communications between the Independent Auditors and management;

•	all alternative accounting treatments that may be acceptable under generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the Independent Auditors;

•	the Corporation’s quarterly and annual earnings releases, including financial information and earnings guidance provided to analysts and rating agencies;

•	the Corporation’s policies and guidelines for assessing and managing the Corporation’s exposure to any significant risks, including any steps taken by management to monitor, minimize or control the Corporation’s exposure to risks, including major financial risk; and

•	any other major issues regarding accounting principles and financial statement presentations, as well as any analyses prepared by management and/or the Independent

Auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements, the effect of regulatory and accounting initiatives, including off-balance sheet structures, on the Corporation’s financial statements, and any other items required to be discussed under applicable legal, regulatory or NYSE requirements.

(3)	with respect to Internal Audit, to discuss and receive information from Internal Audit, the Independent Auditors, and management, as appropriate, on the following items:

•	the overall Internal Audit function, including the independence and responsibilities of Internal Audit and the adequacy of Internal Audit’s staffing and budget;

•	the general scope of planned internal auditing activities prior to their commencement; and

•	the results of internal audits, as appropriate, and the performance of Internal Audit, including any (i) action taken by the Corporation’s management on recommendations made by Internal Audit, (ii) reports of defalcations made to regulatory authorities, and (iii) difficulties encountered during the course of any internal audits, including any restrictions on the scope of activities or on access to any requested or necessary information.

(4)	with respect to the Corporation’s compliance with federal and state laws and regulations and the Corporation’s policies, to discuss and receive information from Internal Audit, management, and the Independent Auditors, as appropriate, on the following items:

•	management’s policies and procedures relating to monitoring the Corporation’s compliance with applicable legal and regulatory requirements and the Corporation’s policies, including the Corporation’s code of conduct and ethics;

•	reports of inspections, examinations and investigations by state and federal regulatory agencies or authorities, as appropriate, and any consideration given or corrective action taken by management on any criticism in any such reports, examinations and investigations; and

•	complaints or concerns regarding the Corporation’s accounting, internal accounting controls or auditing matters that are received by the Corporation, including any anonymous complaints or concerns and the procedures for receiving and handling any such complaints and concerns.

V.    Reporting of Committee Activities to the Board of Directors

The Committee shall report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors at their next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board of Directors for approval, ratification, and/or confirmation.

VI.    Review of Committee Charter and Committee Performance Evaluation

The Committee shall review and reassess the adequacy of the Charter at least annually, and shall have the Charter published at least every three years in accordance with the regulations of the SEC. In addition, the Committee shall prepare and review with the Board of Directors an annual performance evaluation of the Committee.

VII.    Committee Resources

In order to carry out the duties conferred upon the Committee by the Charter, the Committee is authorized to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of management or the Board of Directors. The Corporation shall provide for appropriate funding, as determined by the Committee, for the payment of such fees.

Appendix B

WACHOVIA CORPORATION

2003 STOCK INCENTIVE PLAN

1.    ESTABLISHMENT AND PURPOSE

Wachovia Corporation, a North Carolina corporation (“Wachovia”), hereby establishes an incentive compensation plan, which shall be known as the “WACHOVIA CORPORATION 2003 STOCK INCENTIVE PLAN” (the “Plan”).

The purposes of the Plan are to (a) help align the long-term financial interests of Participants with those of stockholders; (b) reinforce a performance-oriented culture/strategy; (c) incent and reward employees for increasing Wachovia’s common stock price over time; (d) motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of Wachovia’s operations are dependent; (e) provide for a direct relationship between annual performance results and executive compensation; and (f) focus performance on the achievement of short-term objectives consistent with the overall long-term strategic objectives of Wachovia.

2.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective on April 22, 2003, subject to its approval by the stockholders of Wachovia, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to the terms hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event may an Award be granted under the Plan after April 23, 2008. After the date on which the Plan becomes effective, no additional stock awards will be granted under the Prior Plans.

3.    DEFINITIONS

(a)    “1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(b)    “Adjusted Net Income” shall mean the Corporation’s consolidated net income applicable to common stockholders as it appears on an income statement of the Corporation, prepared in accordance with generally accepted accounting principles, excluding the effects of Extraordinary Items.

(c)    “Award” means, individually or collectively, an Option (including an ISO or an NQSO), SAR, Stock Award, Covered Officer Incentive Award, any other award made pursuant to the terms of the Plan, or any combination thereof.

(d)    “Award Agreement” means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to Awards.

(e)    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(f)    “Board” means the Board of Directors of Wachovia.

(g)    “Change of Control” means

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of either (A) the then outstanding Shares (the “Outstanding Wachovia Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Wachovia entitled to vote generally in the election of directors (the “Outstanding Wachovia Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Wachovia’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Wachovia in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Wachovia Common Stock and Outstanding Wachovia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Wachovia Common Stock and Outstanding Wachovia Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of Wachovia of a complete liquidation or dissolution of the Corporation.

(h)    “Code” means the Internal Revenue Code of 1986, as amended (or any successor thereto), including any rules and regulations promulgated thereunder.

(i)    “Committee” means the Management Resources & Compensation Committee of the Board or such other committee as is appointed by the Board to administer the Plan.

(j)    “Corporation” means (i) Wachovia and any entity that is directly or indirectly controlled by Wachovia, or (ii) any entity in which Wachovia has a significant equity interest, as determined by the Committee.

(k)    “Covered Officer” means, for a Plan Year, a Participant who is one of the group of executive officers of the Corporation designated in writing by the Committee as “Covered Officers”.

(l)    “Covered Officer Incentive Award” means, for a Plan Year, a cash incentive award payable to a Covered Officer as determined pursuant to Sections 9 and 10 herein.

(m)    “Date of Termination of Employment” means, with respect to an Employee who is terminating employment with the Corporation, (i) the last day such Employee performs actual services for the Corporation as an Employee, (ii) the 91st day of a bona fide leave of absence when such Employee’s right to continue employment with the Corporation is not guaranteed by law or contract or, if later, on the date that such legal or contractual guarantee lapses, (iii) the date that such Employee is deemed to have a Disability, or (iv) the date of such Employee’s death, as applicable.

(n)    “Disability”, with respect to an Employee, means having received long-term disability benefits under the Corporation’s Long-Term Disability Plan (or successor thereto) for a period of 12 consecutive months.

(o)    “Employee” means an employee of the Corporation.

(p)    “Extraordinary Items” means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Corporation’s audited financial statements or the Corporation’s annual report to stockholders.

(q)    “Fair Market Value” means the closing sales price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange Composite Tape on the first trading day before such valuation date.

(r)    “ISO” means an Option to purchase Shares granted under Section 7(a) herein, which is designated as an ISO and which is intended to meet the requirements of Section 422 of the Code.

(s)    “NQSO” means an Option to purchase Shares granted under Section 7(a) herein, and which does not or is not intended to meet the requirements of Section 422 of the Code.

(t)    “Option” means an ISO or an NQSO.

(u)    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(v)    “Participant” means an Employee of the Corporation who has been granted an Award under the Plan.

(w)    “Performance-Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

(x)    “Performance Goals” means one or more objective performance measures or goals established by the Committee in its sole discretion prior to March 31 of each year or otherwise in accordance with Section 162(m) of the Code and related regulations. Such Performance Goals shall be based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit, stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; market share; charge-offs; and/or reductions in non-performing assets. Such Performance Goals may include objective non- financial measures as the Committee may determine, including employee satisfaction, employee retention or customer satisfaction. Such Performance Goals may be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally or relative to industry or competitor performance, as determined by the Committee. Such Performance Goals may include or exclude some or all Extraordinary Items, as determined by the Committee in its sole discretion.

(y)    “Performance Stock Award” means a Stock Award granted to a Participant that entitles the Participant to a payment in the form of Shares upon the attainment of Performance Goals and such other terms and conditions specified by the Committee.

(z)    “Performance Unit Award” means a Stock Award granted to a Participant that entitles the Participant to a payment in the form of cash upon the attainment of Performance Goals and such other terms and conditions specified by the Committee.

(aa)    “Period of Restriction” means the period during which the vesting and/or transfer of Stock Awards is limited in some way, and the Shares or units subject to such Stock Awards, as applicable, are subject to a substantial risk of forfeiture, as provided in Section 7(c) herein.

(bb)    “Plan” is defined in Section 1 herein.

(cc)    “Plan Year” means a twelve-month period beginning with January 1 of each year.

(dd)    “Prior Plans” means all stock incentive compensation plans of the Corporation as of April 22, 2003, including but not limited to, the Corporation’s 1998 Stock Incentive Plan, the Corporation’s 2001 Stock Incentive Plan, the Corporation’s Stock Plan, the Corporation’s Employee Retention Stock Plan, and the Corporation’s 1999 Employee Stock Plan.

(ee)    “Restoration Option” means an Option that is granted in connection with the exercise of an ISO or an NQSO as more particularly described in Section 7(a)(v) herein.

(ff)    “Retirement” means termination of a Participant’s employment upon satisfaction of the requirements for either a normal or early retirement under the terms of Wachovia’s pension plan, or any successor plan thereto applicable to the Participant, or such other definition as the Committee may from time to time designate in the applicable Award Agreement.

(gg)    “RSA” means a Stock Award granted to a Participant pursuant to Section 7(c) herein which contains restrictions on vesting and/or transfer of the Shares subject to such Stock Award.

(hh)    “RSU” means a Stock Award granted to a Participant pursuant to Section 7(c) herein and which is settled (i) by the delivery of one Share for each RSU, (ii) in cash in an amount equal to the Fair Market Value of one Share for each RSU, or (iii) in a combination of cash and Shares, all as specified in the applicable Award Agreement. The Award of an RSU represents the promise of the Corporation to deliver Shares, cash or a combination thereof, as applicable, at the end of the Period of Restriction (or such later date as provided by the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code.

(ii)    “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7(b) herein.

(jj)    “Shares” means the common stock of Wachovia, par value $3.33 1/3 per share.

(kk)    “Stock Award” shall represent an Award granted under Section 7(c) herein made in Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares, including, but not limited to, an RSA, an RSU, a Performance Stock Award or a Performance Unit Award.

(ll)    “Wachovia” is defined in Section 1 herein.

4.    PLAN ADMINISTRATION

(a)    The Committee.  The Committee shall be responsible for administering the Plan. If considered appropriate by the Board in light of applicable laws, rules, or regulations, the Committee shall be comprised of two or more non-employee members of the Board each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 under the 1934 Act and an “Outside Director” within the meaning of Section 162(m) of the Code. Any action taken with respect to Covered Officers for purpose of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are “outside directors” within the meaning of Code Section 162(m), or as may otherwise be permitted pursuant to Section 162(m) of the Code.

(b)    Committee Authority.  The Committee may at any time alter, amend, suspend, terminate or discontinue the Plan or any or all Awards or agreements granted under the Plan to the extent permitted by law, rule or regulation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted. Except as limited by law, or by the Articles of Incorporation or By-laws of Wachovia, and subject to the provisions herein, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. These powers include, but are not limited to (i) selecting Award recipients and the extent of their participation; (ii) establishing Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. In addition, except as otherwise provided herein, in Wachovia’s Articles of Incorporation or By-laws, or pursuant to applicable law, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part, extend or modify the period during which an Award may be exercised or vested in whole or in part, and/or modify the other terms and conditions of exercise or vesting of an Award, in each case without any obligation to accelerate such date with respect to any other Awards granted to any Participant. All determinations, interpretations or other actions taken or made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons interested herein.

The Committee may delegate to one or more officers of the Corporation the authority to carry out some or all of its responsibilities, provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of applicable law, rule or regulation. The Committee may at any time rescind the authority delegated to any such officers.

Except for adjustments made pursuant to Section 6(c), in no event shall the Committee have the right, without stockholder approval, to (i) reduce or decrease the Option Price for an outstanding Option or SAR, (ii) cancel an outstanding Option or SAR for the purpose of replacing or regranting such Option or SAR with an Option Price or SAR exercise price, as applicable, that is less than the original Option Price or SAR exercise price of the Option or SAR, as applicable, or otherwise reduce the Option Price or SAR exercise price, (iii) increase the number of Shares available for issuance in accordance with Section 6 of the Plan, or (iv) make other Plan amendments or modifications without stockholder approval where such approval is required by applicable law, rule or regulation.

No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in Wachovia’s Articles of Incorporation. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation’s officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.    PARTICIPATION

The Employees who shall be eligible to receive Awards under the Plan shall be officers or other selected employees of the Corporation as the Committee shall approve from time to time.

In the event of a change in a Participant’s duties and responsibilities, or a transfer of the Participant to a different position, the Committee may terminate any Award granted to such Participant or reduce the number of Shares subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee in its discretion.

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Corporation operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i)

determine which Employees (if any) employed outside the United States are eligible or required to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Employees, and (iii) establish subplans, modify Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

6.    AVAILABLE SHARES OF COMMON STOCK

(a)    Shares Available for Awards.  Subject to the provisions of this Section 6 (including without limitation Section 6(c)), the aggregate number of Shares that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed the sum of (i) 130,000,000 Shares, plus (ii) any Shares that were subject to an award under the Prior Plans which award is forfeited, cancelled, terminated, expires or lapses for any reason.

(b)    Shares not applied to limitations.  The following will not be applied to the Share limitations of Section 6(a) above: (i) dividends, including dividends paid in Shares, or dividend equivalents paid in cash in connection with outstanding Awards, (ii) Awards which by their terms may be settled only in cash, (iii) Shares and any Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company pursuant to which it is merged with the Corporation or becomes a direct or indirect subsidiary of the Corporation, (iv) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (v) any Shares surrendered by a Participant to pay the Option Price for an Option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or satisfies such tax withholding by either tendering previously owned Shares or having the Corporation withhold Shares.

(c)    Adjustments.  In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to the limitations on the numbers of Shares that may be issued and represented by Awards under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Upon the occurrence of any such event, the Committee may also (or in lieu of any of the foregoing adjustments) make such other adjustments as it shall consider appropriate to preserve the benefits or potential benefits intended to be made available to Participants. Options granted pursuant to the Plan and described as ISOs shall not be adjusted in a manner that causes the Options to fail to continue to qualify as ISOs without the Participant’s consent.

The Shares subject to the provisions of the Plan shall be shares of authorized but unissued Shares.

(d)    Award Limitations.  Notwithstanding any provision herein to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustment pursuant to Section 6(c):

(i)    the aggregate number of Shares that may be represented by Options and SARs granted to any single Participant in any Plan Year under Section 7 of the Plan shall not exceed 1,500,000 (whether such Options and SARs may be settled in Shares, cash or any combination of Shares and cash);

(ii)    the aggregate number of Shares that may be represented by Awards made in the form of ISOs shall not exceed 25,000,000 Shares;

(iii)    the aggregate number of Shares that may be represented by Stock Awards shall not exceed 25,000,000 Shares; provided, however, that the limitation of this subparagraph (iii) shall not apply to (A) any RSAs or RSUs described in subparagraph (iv) below or (B) which are Performance Stock Awards or Performance Unit Awards and are earned solely on the basis of the achievement of Performance Goals;

(iv)    20,000,000 Shares will be reserved for the exclusive use as grants during the term of the Plan as RSAs or RSUs to Participants as a portion of their annual incentive compensation under the Corporation’s applicable incentive compensation plans which pay or permit the payment of a portion of annual incentive compensation in Shares (or any similar plan or program as determined by the Committee applicable to any Participant, including any such program applicable to a Covered Officer), of which Participant’s contributions must equal at least 80% of the Fair Market Value of the applicable RSAs or RSUs; and

(v)    the value of Stock Awards (based on the Fair Market Value on the date the Award is granted) and Covered Officer Incentive Awards, in the aggregate, which may be awarded to any individual Covered Officer in a Plan Year shall not exceed 0.5% of the Corporation’s Adjusted Net Income applicable to the prior Plan Year.

7.    AWARDS UNDER THE PLAN

The types of Awards set forth in this Article 7 may be granted under the Plan, singly, in combination or in tandem as the Committee may determine.

(a)    Options.

(i)    Grant.  An Option shall represent a right to purchase a specified number of Shares at a stated Option Price during a specified time, not to exceed ten years from the date of grant, as determined by the Committee. The Option Price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant. An Option may be in the form of an ISO that is consistent with the applicable terms, conditions, and limitations established by the Code and the Committee. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options granted under this Section 7(a) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award as set forth in the Award Agreement, the Participant shall be entitled to exercise the Option in whole or in part and to receive, upon satisfaction or payment of the Option Price in the manner contemplated in this Section 7(a), the number of Shares in respect of which the Option shall have been exercised. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant.

(ii)    Exercise.  Options shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares covered by an Option may be purchased by methods designated by the Committee in accordance with applicable law, in its discretion, including, but not limited to (A) a cash payment or its equivalent; (B) tendering Shares owned by the Participant, valued at the Fair Market Value at the date of exercise; or (C) any combination of the above. Unless the Committee determines otherwise or as prohibited by applicable law, Options may also be exercised by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Shares covered by the Option exercised, together with any withholding taxes due to the Corporation. As soon as practicable after receipt of a written notification of exercise and full payment, the Corporation shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

(iii)    Termination.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Section 7(a), and may reflect distinctions based on the reasons for termination of employment.

(iv)    ISOs.  In the case of any outstanding Options granted to a Participant that are ISOs, the tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised (A) within three months after the Date of Termination of Employment unless such termination is due to death or Disability, or (B) within one year after the Date of Termination of Employment due to Disability. If a Participant’s employment is terminated due to death, the tax treatment prescribed under Section 422 of the Code shall be available if the Participant was either an Employee on the date of death or an Employee within the three-month period prior to the date of death.

(v)    Restoration Options.  If the Committee so determines (which shall be set forth in a Participant’s Award Agreement), an Option may provide for the automatic grant of Restoration Options if the Option Price for the Option is paid by tendering previously-owned Shares or if the Participant tenders Shares to cover any tax withholding obligation in connection with exercising such Option. The Restoration Option shall have the following additional terms and provisions: (A) the number of Shares subject to the Restoration Option will equal the number of previously-owned Shares tendered in the exercise of the related Option or Shares used to cover the tax withholding obligation, as applicable; (B) the grant date of the Restoration Option will be the exercise date of the related Option; (C) the Option Price per Share under a Restoration Option will be the Fair Market Value of a Share on the grant date for the Restoration Option; (D) the Option expiration date of the Restoration Option will the same date as the expiration date of the related Option; (E) the Restoration Option will be either an ISO (to the extent permitted under Section 422 of the Code) or an NQSO consistent with the related Option; (F) except as otherwise provided in the Plan or Award Agreement, the Restoration Option will vest and become exercisable not less than one year from the grant date; (G) no more than three Restoration Options may be granted with respect to an Option; and (H) the Restoration Option will have such other terms and provisions as the Committee may determine and as may be set forth in the related Award Agreement.

(b)    SARs.

(i)    Grant.  An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount (the SAR exercise price) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs granted under this Section 7(b) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant of for each Participant.

(ii)    Exercise.  SARs shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to SARs granted in tandem with an ISO, (A) such

SAR will expire no later than the expiration of the underlying ISO, (B) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (C) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO. SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement, the Participant will receive cash in lieu of fractional Shares.

(iii)    Termination.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Section 7(b), and may reflect distinctions based on the reasons for termination of employment.

(c)    Stock Awards.

(i)    Grant.  All or any part of any Stock Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation, a requirement that a Participant pay a stipulated purchase price for each Stock Award, the achievement of specific Performance Goals, and/or applicable securities laws restrictions. During the applicable Period of Restriction, (A) Participants holding RSAs may exercise full voting rights with respect to such Shares, (B) Participants holding RSUs shall have no voting rights with respect to such RSUs, (C) Participants holding RSAs shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted, and (D) Participants holding RSUs shall have no dividend rights with respect to Shares subject to such RSUs other than as the Committee provides pursuant to Section 8 herein. With respect to (C) above, if any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the RSAs with respect to which they are paid.

(ii)    Limitation on Vesting.  A Stock Award of RSAs or RSUs that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) shall not vest more quickly than ratably over the three-year period from the grant date beginning on the first anniversary of the Stock Award. Notwithstanding the foregoing, such Stock Award may vest sooner as provided in Section 7(c)(iii), Section 13 or in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment thereof or as the result of a business combination or acquisition by the Corporation. The provisions of this Section 7(c)(ii) shall not apply to any Stock Award of RSAs or RSUs as contemplated in Section 6(d)(iv). Notwithstanding the satisfaction of any Performance Goals, the number of Shares issued under a Performance Stock Award or the amount of cash to be paid under a Performance Unit Award may be adjusted by the Committee in its sole discretion; provided, however, the Committee may not increase the number of Shares issued or cash paid, as applicable, under a Performance Stock Award or Performance Unit Award, as applicable, to a Participant who is a Covered Officer.

(iii)    Termination.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Stock Awards following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Stock Awards issued pursuant to this Section 7(c), and may reflect distinctions based on the reasons for termination of employment.

8.    DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may, in its sole discretion, provide that the Stock Awards (other than RSAs) granted under Section 7(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

9.    COVERED OFFICER INCENTIVE AWARDS

(a)    Setting of Individual Award Opportunities.  At the time Performance Goals are established for a Plan Year pursuant to Section 10 herein, the Committee also may establish a Covered Officer Incentive Award for such Plan Year for each Participant who is a Covered Officer and/or the group of Participants who are Covered Officers. This Covered Officer Incentive Award shall be based on the achievement of one or more of the stated Performance Goals, and may be expressed in dollars, as a multiple of salary or on a formula basis.

(b)    Covered Officer Incentive Awards.  Covered Officer Incentive Awards determined under the Plan for a Plan Year shall be paid to Covered Officers at the time specified by the Committee when the Performance Goals are established, provided that:

(i)    no such payment shall be made unless and until the Committee, based on the Corporation’s reported financial results for such Plan Year (as prepared and reviewed by the Corporation’s independent public accountants), has certified in writing the extent to which the applicable Performance Goals for such Plan Year have been satisfied, and the Committee has made its decisions regarding whether it will exercise its discretion to reduce any incentive award as referred in Section 10;

(ii)    the Committee may specify that a portion of the Covered Officer Incentive Award for any given Plan Year shall be paid on a deferred basis, based on such award payment rules as the Committee may establish for such Plan Year;

(iii)    the Committee may require that Covered Officers must still be employed as of the end of such Plan Year or such later date that is identified in order to be eligible to receive any Award; and

(iv)    the Committee may, subject to Section 9(b)(i) of the Plan, adopt such forfeiture, pro-ration or other rules as it deems appropriate regarding the effect of certain events on the actual incentive awarded including, but not limited to, a Covered Officer’s death, Disability, Retirement, voluntary or other termination or a Change of Control.

10.    PERFORMANCE GOALS

For each Plan Year, the Committee shall establish Performance Goals for each Participant who is a Covered Officer and/or the group of Participants who are Covered Officers. For Participants who are Covered Officers, RSAs, RSUs, Performance Stock Awards, Performance Unit Awards, and Covered Officer Incentive Awards, and any other Awards as determined by the Committee to be subject to Performance Goals, may be awarded or may vest, as applicable, only upon attainment of the Performance Goals pertaining to the applicable Covered Officer, as determined by the Committee. The Committee may not in any event increase the amount of actual incentive awards payable under the Plan to a Covered Officer upon the attainment of a Performance Goal. The Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to eliminate, or reduce the size of, the actual incentive award otherwise payable to any Covered Officer. No Awards to Covered Officers which are subject to Performance Goals may be made or may vest, as applicable, until the Committee, based on the Corporation’s reported financial results for such Plan Year (as prepared and reviewed by the Corporation’s independent public accountants) has certified in writing the extent to which the applicable Performance Goals for such Plan Year have been satisfied.

It is intended that amounts payable to Participants under the Plan who are Covered Officers shall constitute “qualified performance-based compensation” within the meaning of U.S. Treasury Regulation 1.162-27(e), and, to the maximum extent possible, the Plan and the terms of any Awards hereunder shall be so interpreted and construed.

11.    PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may defer a Participant’s vesting of RSAs, Performance Stock Awards or Options and may also require or permit a Participant to defer such Participant’s receipt or issuance of Shares from Options or RSUs or Performance Unit Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may, in its discretion, provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

12.    TRANSFERABILITY

(a)    ISOs.  No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. The foregoing shall also apply to all SARs granted in tandem with an ISO.

(b)    NQSOs and SARs.  Except as otherwise provided in a Participant’s Award Agreement, no NQSO or SAR (other than SARs granted in tandem with an ISO, which shall be subject to Section 12(a)) granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(c)    Stock Awards.  Stock Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the applicable Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to a Stock Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

13.    CHANGE OF CONTROL

Unless the Committee determines otherwise, in the event of any Change of Control, all outstanding Options and SARs shall become vested and exercisable; all restrictions on RSAs and RSUs shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions related thereto shall be deemed to be met; all Performance Stock Awards shall be delivered; all Performance Unit Awards and RSUs shall be paid out as promptly as practicable; all Covered Officer Incentive Awards shall be paid out based on the Corporation’s Adjusted Net Income of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter; and all other Awards shall be delivered or paid.

14.    AWARD AGREEMENTS

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms, conditions, and limitations for each Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority unilaterally or bilaterally to amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

15.    TAX WITHHOLDING

The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted or required by applicable rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation. The Corporation shall have the right to effect income, social security and medicare tax withholding and reporting as may be required under applicable law upon the disposition by an Employee of Shares acquired upon the exercise of an Option qualifying as an ISO at the time of exercise. The Corporation shall collect any required withholding from “other earnings” of the employee. In the absence of “other earnings” sufficient to satisfy such withholding, the employee shall remit such amounts required to satisfy such withholding obligations to the Corporation within 10 business days of any such notice and request for payment.

16.    OTHER BENEFIT AND COMPENSATION PROGRAMS

Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from the Corporation’s benefit plans or severance program. Further, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.    UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any Participant any right, title, or interest in any assets of the Corporation.

18.    REGULATORY APPROVALS

The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares or the payment of cash or any other benefit upon the exercise or settlement or any Award shall be subject to the Corporation’s compliance with all applicable laws, rules and regulations, including but not limited to procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued or cash or other benefit paid pursuant to it.

19.    RIGHTS AS A STOCKHOLDER

Except as provided in the Plan, a Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(c).

20.    NO RIGHT OR OBLIGATION OF FUTURE EMPLOYMENT OR AWARDS

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation or to participate in any other compensation or benefit plan, program or arrangement of the Corporation. Except as otherwise provided in the Plan, an Award Agreement or as determined by the Committee, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

21.    GOVERNING LAW

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to the principles of conflicts of laws. Unless otherwise provided for by an Award Agreement, in the event of any conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.    SUCCESSORS AND ASSIGNS

The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.    INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Wachovia’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

24.    APPLICATION OF FUNDS

The proceeds received by the Corporation from the issuance of Shares pursuant to the exercise of Options will be used for general corporate purposes.

25.    BENEFICIARY DESIGNATION

The Committee may, in its sole discretion, as set forth in the applicable Award Agreement, permit a Participant to designate in writing a person or persons as beneficiary, who shall be entitled to receive settlement of Awards to which the Participant is otherwise entitled in the event of the Participant’s death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Committee otherwise determines.

Instructions for Voting Your Proxy

Wachovia Corporation is now offering stockholders three alternative ways of voting their proxies:

•	By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern Daylight Time April 21, 2003.

•	On a touch-tone telephone, call TOLL FREE 877-816-0869, 24 hours a day, 7 days a week
•	You will be asked to enter ONLY the Control Number shown below
•	Have your proxy card ready, then follow the prerecorded instructions
•	Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m. Eastern Daylight Time April 21, 2003.

•	Visit the Internet voting Website at http://proxy.georgeson.com
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
•	You will incur only your usual Internet charges

VOTING BY MAIL

•	Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.

	FOR all nominees listed (except as indicated to the contrary)	WITHHOLD authority to vote for all nominees		FOR	AGAINST	ABSTAIN

1. A Wachovia proposal to elect directors. Class II: John T. Casteen, III, William H. Goodwin, Jr., Robert A. Ingram, Mackey J. McDonald, Lloyd U. Noland, III, and Ruth G. Shaw.	☐	☐	2. A Wachovia proposal to approve the Wachovia Corporation 2003 Stock Incentive Plan.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided.			3. A Wachovia proposal to ratify the appointment of KPMG LLP as auditors for the year 2003.	☐	☐	☐

			I will attend the Annual Meeting of Stockholders			☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

DIRECTIONS

DRIVING DIRECTIONS

Annual Meeting of Stockholders of Wachovia Corporation Hilton Charlotte 222 East Third Street Charlotte, NC 28202 (704) 377-1500 9:30 a.m., Tuesday, April 22, 2003

I-77 North From Columbia

Follow I-77 North to John Belk Freeway. At the top of the ramp, get into the far right lane and take the College Street Exit. Follow the ramp onto College Street, proceed 3 blocks to Third Street, turn right onto Third Street. The Hilton Hotel entrance is on the right.

I-77 South From Mooresville and Statesville

Follow I-77 South to Brookshire Freeway East. Proceed to Church Street exit, turn right onto Church Street. Proceed to Third Street (7th light), turn left onto Third Street. The Hilton Hotel entrance is 2 blocks ahead on right.

I-85 South from Greensboro

Follow I-85 South to Charlotte. Take exit for I-77 South Columbia. Follow I-77 South, approximately one mile, to Brookshire Freeway East. Take the Church Street exit, turn right onto Church Street. Proceed to Third Street (7th light), turn left onto Third Street. The Hilton Hotel entrance is 2 blocks ahead on the right.

I-85 North From Atlanta

Follow I-85 North to Brookshire Freeway East. Follow Brookshire Freeway to Church Street exit. Follow Church Street to Third Street (7th light), turn left onto Third Street. The Hilton Hotel entrance is on the right.

Directions From the Airport

Take the Airport connector to first red light. Turn left onto Old Dowd Road. Proceed to stop sign (Little Rock Road) turn right. Proceed to first light, turn right onto Wilkinson Boulevard. Follow Wilkinson Boulevard until it turns into I-277. Take I-277 to the College Street exit, go three blocks on College Street to Third Street. Turn right on Third Street. The Hilton Hotel entrance is on the right.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

WACHOVIA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2003
P R O X Y

The undersigned holder of shares of common stock of Wachovia Corporation (the “Corporation”) hereby constitutes and appoints Ruth G. Shaw and John C. Whitaker, Jr., or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation’s common stock held of record by the undersigned on February 19, 2003, at the Annual Meeting of Stockholders of the Corporation to be held on April 22, 2003, at 9:30 a.m., in the Charlotte- Mecklenburg Ballroom, at the Hilton Charlotte & Towers, 222 East Third Street, Charlotte, North Carolina 28202, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE